Exhibit 10.1

INVESTMENT AGREEMENT

by and among

US FOODS HOLDING CORP.,

and

KKR FRESH AGGREGATOR L.P.

Dated as of April 21, 2020

TABLE OF CONTENTS

i

ii

ARTICLE VII

TERMINATION; SURVIVAL

Section 7.01	Termination	46
Section 7.02	Effect of Termination	47
Section 7.03	Survival	47

ARTICLE VIII

MISCELLANEOUS

Section 8.01	Amendments; Waivers	48
Section 8.02	Extension of Time, Waiver, Etc.	48
Section 8.03	Assignment	48
Section 8.04	Counterparts	48
Section 8.05	Entire Agreement; No Third Party Beneficiaries; No Recourse	49
Section 8.06	Governing Law; Jurisdiction	49
Section 8.07	Specific Enforcement	50
Section 8.08	WAIVER OF JURY TRIAL	50
Section 8.09	Notices	51
Section 8.10	Severability	52
Section 8.11	Expenses	52
Section 8.12	Interpretation	52
Section 8.13	Investor Representative	53

EXHIBITS

EXHIBIT A – Form of Certificate of Designations
EXHIBIT B – Form of Registration Rights Agreement

iii

INVESTMENT AGREEMENT, dated as of April 21, 2020 (this “Agreement”), by and among US Foods Holding Corp., a Delaware corporation (the “Company”) and KKR Fresh Aggregator L.P., a Delaware limited partnership (the “Investor”).

WHEREAS,  the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 500,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), having the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof specified in the form of Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

Section 1.01          Definitions.  (a)  As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“5% Entity” means any Person that, after giving effect to a proposed Transfer, to the knowledge of the applicable Investor Party, would beneficially own, on an as converted basis, greater than 5% of the then outstanding Common Stock, on an as converted basis.

“50% Beneficial Ownership Requirement” means that the Investor Parties continue to beneficially own at all times shares of Series A Preferred Stock and/or shares of Common Stock that represent in the aggregate and on an as converted basis, at least 50% of the number of shares of Common Stock beneficially owned by the Investor Parties, on an as converted basis, as of the Closing.

“Acquisition” means the acquisition by the Company, directly or indirectly through one of its wholly-owned Subsidiaries, of Smart Stores Holdings Corp., as contemplated by the Acquisition Agreement.

“Acquisition Agreement” means the Agreement and Plan of Merger, dated as of March 5, 2020, by and among US Foods, Inc., CNC Merger Sub, Inc., Smart Stores Holdings Corp. and Smart & Final Holdings, Inc., in its capacity as the stockholders’ representative.

“Acquisition Proposal” means any proposal or offer from any Person relating to any direct or indirect (i) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of the Company or any of its Subsidiaries representing 20% or more of the consolidated assets of the Company (other than sales of inventory in the ordinary course of business and consistent with past practice); (ii) issuance, sale or other disposition, directly or indirectly (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction), of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 10% or more of any class of equity securities of the Company (other than grants of Company Performance Stock Options, Company Stock Options, Company PSAs, Company PSUs, Company RSA and Company RSUs under the Company Stock Plans in the ordinary course of business to employees, officers or directors of the Company or any of its Subsidiaries); (iii) tender offer or exchange offer as defined pursuant to the Exchange Act that, if consummated, would result in any Person beneficially owning 10% or more of any class or series (or the voting power of any class or series) of equity securities of the Company or any other transaction in which any Person shall acquire beneficial ownership or the right to acquire beneficial ownership, of 10% or more of any class or series (or the voting power of any class or series) of equity securities; (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving any the Company or any of its Subsidiaries representing 20% or more of the consolidated assets of the Company; or (v) combination of the foregoing (in each case, other than the Transactions).

“Activist Shareholder” means, as of any date of determination, a Person (other than the Investor and its Affiliates) that has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or governing body of such Person or (iv) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries, on the one hand, and any Investor Party or any of its Affiliates, on the other hand, shall not be deemed to be Affiliates, (ii) “portfolio companies” (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party and (iii) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Investor Party, the Company or any of the Company’s Subsidiaries.  For this purpose, “control” (including its correlative meanings, “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

“as converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Series A Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock on such date (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations).

“Available Registration Statement” shall mean, with respect to a Registration Statement as of a date, that (i) as of such date such Registration Statement is effective for an offering to be made on a delayed or continuous basis, there is no stop order with respect thereto and the Company reasonably believes that such Registration Statement will be continuously available for the resale of Registrable Securities for the next ten (10) Business Days and (ii) as of such date and continuously for the next ten (10) Business Days, (a) there is not in effect a Postponement Period or Quarterly Blackout Period (as each such term is defined in the Registration Rights Agreement) and (b) the Investor Parties are not restricted by the holdback provision of Section 9(a)of the Registration Rights Agreement or any related “lock-up” agreement.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed with respect to the provision of “essential services” (as defined by any applicable Governmental Authority from time to time).

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Charter Documents” means the Company’s certificate of incorporation and bylaws, each as amended to the date of this Agreement, and shall include the Certificate of Designations, as filed with the Secretary of State of the State of Delaware.

“Company Plan” means each plan, program, policy, agreement or other arrangement covering current or former employees, directors or consultants, that is (i) an employee welfare plan within the meaning of Section 3(1) of ERISA, (ii) an employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than any plan which is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) a stock option, stock purchase, stock appreciation right or other stock-based agreement, program or plan, (iv) an individual employment, consulting, severance, retention or other similar agreement or (v) a bonus, incentive, deferred compensation, profit-sharing, retirement, post-retirement, vacation, severance or termination pay, benefit or fringe-benefit plan, program, policy, agreement or other arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute to or has or may have any liability, other than any plan, program, policy, agreement or arrangement sponsored and administered by a Governmental Authority.

“Company Performance Stock Option” means an option to purchase shares of Common Stock that was granted subject to performance-vesting conditions.

“Company PSA” means an unvested restricted share of Common Stock that was granted subject to performance-based vesting conditions.

“Company PSU” means a restricted stock unit with respect to Common Stock that was granted subject to performance-based vesting conditions.

“Company RSA” means an unvested restricted share of Common Stock, other than a Company PSA.

“Company RSU” means a restricted stock unit with respect to Common Stock, other than a Company PSU.

“Company Stock Option” means an option to purchase shares of Common Stock, other than a Company Performance Stock Option.

“Company Stock Plans” means the 2007 Stock Incentive Plan for Key Employees of USF Holding Corp. and its Affiliates, the 2016 US Foods Holding Corp. Omnibus Incentive Plan and the US Foods Holdings Corp. 2019 Long-Term Incentive Plan, in each case as amended from time to time.

“Competitor” means any Person that is primarily engaged in any business that directly or indirectly competes with the foodservice distribution business of the Company or any of its Subsidiaries in the continental United States.

“Conversion Rate” has the meaning set forth in the Certificate of Designations.

“DGCL” means the Delaware General Corporation Law, as amended, supplemented or restated from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Equity Commitment Letter” means that certain Equity Commitment Letter by and between KKR Americas Fund XII L.P. and the Investor, dated as of the date hereof, a copy of which has been delivered to the Company concurrently with the execution of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Agreements” means (i) the ABL Credit Agreement, dated as of May 31, 2019, by and among US Foods, Inc., the subsidiary borrowers from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the lenders and issuing lenders from time to time party thereto, as amended, supplemented, amended and restated or otherwise modified from time to time, (ii) the Credit and Security Agreement, dated as of August 27, 2012, among RS Funding Inc., US Foods, Inc. and the other sellers from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the several lenders party thereto from time to time, as amended, supplemented, amended and restated or otherwise modified from time to time and (iii) the Term Loan Credit Agreement, dated as of May 11, 2011, among US Foods, Inc., Citicorp North America, Inc., as administrative agent and collateral agent, and the lenders from time to time party thereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Fall-Away of Investor Board Rights” means the first day on which the Investor Parties no longer meet the 50% Beneficial Ownership Requirement.

“Fraud” means actual, not constructive, common law fraud (under the laws of the State of Delaware) in the making of the representations and warranties expressly given in this Agreement.

“GAAP” means generally accepted accounting principles, as in effect in the United States from time to time.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indentures” means the Indenture and the First Supplemental Indenture, in each case, governing the 5.875% senior notes due 2024, dated as of June 27, 2016, among US Foods, Inc., as issuer, the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant (i) is not an Affiliate of the Company and (ii) so long as the Investor Parties meet the 50% Beneficial Ownership Requirement, is reasonably acceptable to the Investor Parties.

“Investor” has the meaning set forth in the Preamble.  Any reference to any action by the Investor Parties in this Agreement that requires and instrument in writing signed by the Investor Parties shall require an instrument in writing signed by the Investor, so long as it is the sole Investor Party, or each of the Investor Parties; provided that an instrument in writing signed by the Investor Representative shall be deemed to be an instrument in writing signed by each of the Investor Parties.

“Investor Designee” means an individual designated in writing by the Investor Parties and reasonably acceptable to the Board (and the Nominating and Corporate Governance Committee of the Board) to be elected or nominated by the Company for election to the Board pursuant to Section 5.10(a), Section 5.10(c) or Section 5.10(d), as applicable; provided, that any employee of Sponsor with the title of managing director or member will be deemed reasonably acceptable to the Board (and the Nominating and Corporate Governance Committee of the Board).

“Investor Director” means a member of the Board who was elected to the Board as an Investor Designee.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that, individually or in the aggregate, would or would reasonably be expected to, prevent, materially delay, interfere with, hinder or impair (i) the consummation by the Investor of any of the Transactions or (ii) the compliance by the Investor with its obligations under this Agreement.

“Investor Parties” means the Investor and each Permitted Transferee of the Investor to whom shares of Series A Preferred Stock or Common Stock issued upon conversion of shares of Series A Preferred Stock are transferred pursuant to Section 5.08(b)(i).

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.01 of the Company Disclosure Letter, after reasonable inquiry of an officer or employee of the Company that has primary responsibility for such matter.

“Liens” means any mortgage, pledge, lien, charge, encumbrance, security interest or other restriction of any kind or nature, whether based on common law, statute or contract.

“Lock-Up Period” means the period commencing on the Closing Date and ending on the twelve-month anniversary of the Closing Date.

“Material Adverse Effect” means any effect, change, event or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to (i) have a material adverse effect on the business, assets, properties, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole; provided, however, that any changes or events resulting from the following items shall not be considered when determining whether a Material Adverse Effect has occurred: (a) changes in economic, political, regulatory, financial or capital market conditions generally or in the industries in which the Company and its Subsidiaries operate, (b) any acts of war, sabotage, terrorist activities or changes imposed by a Governmental Authority associated with national security, (c) effects of epidemics, pandemics or disease outbreaks (including the COVID-19 virus) or weather or meteorological events, (d) any change of Law, accounting standards, regulatory policy or industry standards after the date of this Agreement, (e) the announcement, execution or delivery of this Agreement, the Acquisition Agreement or the consummation of the Transactions or the Acquisition (it being understood that this clause (e) shall not apply to a breach of any representation or warranty set forth in Section

3.01, Section 3.03 or Section 3.04), (f) any actions taken by, or at the written request of, Investor or the Investor Parties and (g) any failure by the Company to meet projections or forecasts or revenue or earnings predictions for any period (but, for the purposes of clarity, not the underlying cause of such failure), except, solely with respect to clauses (a), (b), (c) and (d), to the extent the Company and its Subsidiaries, taken as a whole, are materially and disproportionately affected thereby relative to other participants in the industry or industries in which the Company and its Subsidiaries operate (in which case only the incremental material and disproportionate effect or effects may be taken into account in determining whether there has been a Material Adverse Effect) or (ii) prevent or materially delay, interfere with, hinder or impair (a) the consummation by the Company or its Subsidiaries of any of the Transactions on a timely basis or (ii) the compliance by the Company or its Subsidiaries with its respective obligations under this Agreement.

“NYSE” means the New York Stock Exchange.

“Permitted Transferee” means (i) an Affiliate (other than any “portfolio company” described below) of the Investor, (ii) any successor entity, or (iii) any investment fund, vehicle, holding company or similar entity for separately managed accounts with respect to which a member of the Sponsor Group serves as a general partner, managing member, manager or advisor, or any successor entity of the Persons described in this clause (iii); provided, however, that in no event shall (i) the Company or any of its Subsidiaries, (ii) any “portfolio company” (as such term is customarily used among institutional investors) of any Person or any entity controlled by any portfolio company of any Person or (iii) any Prohibited Transferee (whether or not an Affiliate of the Investor) constitute a “Permitted Transferee”.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“Prohibited Transferee” means (i) any Competitor and (ii) any Activist Shareholder.

“Redemption Date” has the meaning set forth in the Certificate of Designations.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by the Company and the Investor on the Closing Date, the form of which is set forth as Exhibit B hereto, as it may be amended, supplemented or otherwise modified.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor” means Kohlberg Kravis Roberts & Co. L.P.

“Subsidiary” means with respect to any entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Tax” or “Taxes” mean all taxes, imposts, levies, duties, deductions, withholdings (including backup withholding), assessments, fees or other like assessments or charges, in each case in the nature of a tax, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means any report, return, information return, filing, claim for refund or other information filed or required to be filed with a Governmental Authority in connection with Taxes, including any schedules or attachments thereto, and any amendments to any of the foregoing.

“Transaction Documents” means this Agreement, the Certificate of Designations, the Registration Rights Agreement, the Equity Commitment Letter and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Certificate of Designations, the Registration Rights Agreement and the Equity Commitment Letter.

“Transactions” means the Purchase and the other transactions expressly contemplated by this Agreement and the other Transaction Documents, including the exercise by any Investor Party of the right to convert Acquired Shares into shares of Common Stock.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of equity securities beneficially owned by a Person or any interest in any shares of equity securities beneficially owned by a Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Series A Preferred Stock into shares of Common Stock pursuant to the Certificate of Designations, (ii) the redemption or other acquisition of Common Stock or Series A Preferred Stock by the Company, (iii) the direct or indirect transfer of any limited partnership interests or other equity interests in an Investor Party (or any direct or indirect parent entity of such Investor Party) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”) or (iv) any Hedge. In the event that any Person that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person controlling such Person or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

(b)          In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Acquired Shares	2.01
Action	3.07
Agreement	Preamble
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Capitalization Date	3.02(a)
Closing	2.02(a)
Closing Date	2.02(a)
Company	Preamble
Company Disclosure Letter	Article III
Company Preferred Stock	3.02(a)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Confidential Information	5.05
Confidentiality Agreement	5.05
Contract	3.03(b)
DOJ	5.02(c)
Excluded Sponsor Parties	5.15(a)
Filed SEC Documents	Article III
Foreclosure Limitations	5.08(b)(vi)
FTC	5.02(c)
Hedge	5.08(a)
HSR Form	5.02(b)
IRS	5.13(a)
Issuer Agreement	5.14
Judgments	3.07
Laws	3.08(a)
Non-Recourse Party	8.05(b)
OFAC	3.08(b)
Permitted Loan	5.08(b)(vi)
Permits	3.08(a)
Purchase	2.01

Purchase Price	2.01
Restraints	6.01(a)
Sponsor Group	5.15(a)
Standstill Expiration Date	5.07
Termination Date	7.01(b)

ARTICLE II

Purchase and Sale

Section 2.01          Purchase and Sale.  On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, an aggregate of 500,000 shares of Series A Preferred Stock (the “Acquired Shares”) for a purchase price per Acquired Share equal to $1,000.00 representing an aggregate purchase price of $500,000,000 (such aggregate purchase price, the “Purchase Price”).  The purchase and sale of the Acquired Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

Section 2.02          Closing.  (a)  On the terms of this Agreement, the closing of the Purchase (the “Closing”) shall occur at 10:00 a.m. (New York City time) on the second (2nd) Business Day following such date on which the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), and shall be conducted remotely via the electronic exchange of documents and signatures, or at such other place, time and date as shall be agreed between the Company and the Investor; provided that notwithstanding anything to the contrary herein, the Investor shall not be required to effect the Closing prior to the fifteenth (15th) day after the date hereof (the date on which the Closing occurs, the “Closing Date”).

(b)          At the Closing:

(i)          the Company shall deliver to the Investor (1) the Acquired Shares, free and clear of all Liens, except restrictions imposed by the Certificate of Designations, the Securities Act, Section 5.07 and any applicable securities Laws and evidence of the issuance of the Acquired Shares to the Investor, credited to book-entry accounts maintained by the transfer agent of the Company and (2) the Registration Rights Agreement, duly executed by the Company; and

(ii)          the Investor shall (A) pay the Purchase Price to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing at least two (2) Business Days prior to the Closing Date and (B) deliver to the Company the Registration Rights Agreement, duly executed by the Investor.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Investor as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Investor prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall only be deemed disclosure with respect to, and shall only be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC (and publicly available) after January 1, 2018 and prior to the date of this Agreement (the “Filed SEC Documents”), other than any risk factor disclosures in any such Filed SEC Document contained in the “Risk Factors” section or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.01(a), 3.02, 3.03, 3.10 and 3.11):

Section 3.01          Organization; Standing.  (a)  The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware, is in good standing and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  True and complete copies of the Company Charter Documents are included in the Filed SEC Documents.

(b)          Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02          Capitalization.  (a)  The authorized capital stock of the Company consists of 600,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”).  At the close of business on April 17, 2020 (the “Capitalization Date”), (i) 220,281,226 shares of Common Stock were issued and outstanding, including 77,811 Company RSAs and 682,249 Company PSAs (assuming maximum achievement of all applicable performance conditions), (ii) 18,417,461 shares of Common Stock were reserved and available for future issuance pursuant to the Company Stock Plans, of which amount (A) 5,303,437 shares of Common Stock were subject to outstanding Company Stock Options, (B) 389,098 shares of Common Stock were subject to outstanding Company Performance Stock Options, (C) 2,861,155 Company RSUs were outstanding and (D) 314,484 Company PSUs were outstanding (assuming target achievement of all applicable performance conditions), (iii) 2,469,771 shares of Common Stock were reserved and available for future purchase under the US Foods Holding Corp. Amended and Restated Employee Stock Purchase Plan and (iv) no shares of Company Preferred Stock were issued or outstanding.

(b)          Except as described in this Section 3.02, there are (i) no outstanding shares of capital stock of, or other equity or voting interests of any character in, the Company as of the Capitalization Date other than shares that have become outstanding after the Capitalization Date which were reserved for issuance as of the Capitalization Date as set forth in Section 3.02(a), (ii) no outstanding securities of the Company convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests of any character in, the Company, (iii) no outstanding obligations, options, warrants, rights, pledges, calls, puts, phantom equity, premptive rights, or other rights, commitments, agreements or arrangements of any character to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exercisable or exchangeable for shares of capital stock of, or other equity or voting interests (or voting debt) in, the Company other than obligations under the Company Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities.  There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options or Company Performance Stock Options or the forfeiture or withholding of Taxes with respect to Company Stock Options, Company Performance Stock Options, Company RSAs, Company PSAs, Company RSUs or Company PSUs), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities.  None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities.  All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and were not issued in violation of any purchase option, call opion, right of first refusal, subscription right, preemptive or similar rights of a third

Person, the Company Charter Documents or any agreement to which the Company is a party.   All of the outstanding shares of capital stock or equity interests of the Company’s Subsidiaries have been duly authorized, validly issued, fully paid and non-assessable and none of such capital stock or equity interests are subject to or were issued in violation of any applicable Laws and are not subject to and have not been issued in violation of any stockholders agreement, proxy, voting trust or similar agreement, or any preemptive rights, rights of first refusal or similar rights of any Person, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 3.03          Authority; Noncontravention.  (a)  The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions.  This Agreement has been and at the Closing, the other Transaction Documents will be, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Investor, constitutes (or in the case of the other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)          Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Company Charter Documents or (B) the similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under, result in the termination of or a right of termination or cancellation under, result in the loss of any benefit or require a payment or incur a penalty under, any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which it is bound or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect.

Section 3.04          Governmental Approvals. Except for (a) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (b) filings required under, and compliance with other applicable requirements of the HSR Act and (c) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.05          Company SEC Documents; Undisclosed Liabilities.  (a)  The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since January 1, 2018 (collectively, the “Company SEC Documents”).  As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)          The consolidated financial statements of the Company and its Subsidiaries (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year‑end adjustments. which are not reasonably expected to be materially adverse individually or in the aggregate to the Company and its Subsidiaries, taken as a whole).

(c)          Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 28, 2019 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business and that do not arise from any material breach of a Contract, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions or the

Acquisition, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, have had or reasonably be expected to have, a Material Adverse Effect.

(d)          The Company has established and maintains, and at all times since January 1, 2018 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act relating to the Company and its consolidated Subsidiaries sufficient to provide reasonable assurance that (a) transactions are executed in accordance with Company management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company  management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.  Since January 1, 2018, there has not been any Fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting.  As of the date of this Agreement, to the Knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(e)          As of the date of this Agreement, there is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required by applicable Law to be disclosed by the Company in its SEC Documents and is not so disclosed.

Section 3.06          Absence of Certain Changes.  (a) Since December 28, 2019 through the date of this Agreement, except for the execution and performance of this Agreement, the Acquisition Agreement and any other agreements contemplated thereby and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, and (b) since December 28, 2019, there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.07          Legal Proceedings.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the Knowledge of the Company, threatened legal, regulatory or administrative proceeding, suit, proceedings, disputes, investigation, arbitration or action (an “Action”) against the

Company or any of its Subsidiaries or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries or any of their respective assets, in each case, by or before any Governmental Authority.

Section 3.08          Compliance with Laws; Permits.

(a)          The Company and each of its Subsidiaries are and since January 1, 2018 have been, in compliance with all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority (“Laws”) or Judgments, in each case, that are applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          The Company, each of its Subsidiaries, and each of their officers, directors, employees and, to the Company’s Knowledge, agents acting on their behalf is, and for the last five years has been, in compliance in all material respects with (x) the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder and (y) any other Laws applicable to the Company and its Subsidiaries that address the prevention of corruption, bribery, terrorism or money laundering (the “Anti-Corruption Laws”).  None of the Company, any of its Subsidiaries or any director, officer, or, to the knowledge of the Company, any agent, employee, or other person associated with or acting on behalf of the Company or its Subsidiaries has within the last five years (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of any Anti-Corruption Laws.

(c)          The Company, each of its Subsidiaries, and each of their officers, directors, employees and, to the Company’s Knowledge, agents acting on their behalf is, and, for the last five years has been, in compliance with all Laws or other financial restrictions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), including OFAC’s Specially Designated Nationals and Blocked Persons List, the U.S. Department of State, and sanctions administered by the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”).  None of the Company, any of its Subsidiaries, or any director, officer, or to the Company’s knowledge, agent, or employee of the Company or any of its Subsidiaries is currently the subject or the target of any Sanctions, nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea.  The Company will not use the proceeds from the Transactions (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (ii) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, compliance with all applicable Anti-Corruption Laws and Sanctions. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Anti-Corruption Laws or Sanctions is pending or, to the knowledge of the Company, threatened.

Section 3.09          Tax Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:  (a) the Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, (b) all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid, except for Taxes that are being contested in good faith by appropriate proceedings and that have been adequately reserved against in accordance with GAAP, (c) no examination or audit of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from the Company or any of its Subsidiaries by any Governmental Authority is currently in progress or threatened in writing, (d) none of the Company or any of its Subsidiaries has liability for any other Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by contract and (e) none of the Company or any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Section 3.10          No Rights Agreement; Anti-Takeover Provisions.  (a)  As of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(b)          The Board has taken all necessary actions to ensure that no restrictions included in any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other state anti-takeover Law (including Section 203 of the DGCL) is, or as of the Closing will be, applicable to the Transactions, including the Company’s issuance of shares of Common Stock upon conversion of the Series A Preferred Stock and any issuance pursuant to Section 5.19.

Section 3.11          Brokers and Other Advisors.  Except as set forth on Section 3.11 of the Company Disclosure Letter, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.12          Sale of Securities.  Assuming the accuracy of the representations and warranties set forth in Section 4.08, the offer, sale and issuance of the shares of Series A Preferred Stock pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder.  Without limiting the foregoing, neither the Company nor any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Series A Preferred Stock, and neither the Company nor any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Series A Preferred Stock under this Agreement to be integrated with other offerings by the Company.

Section 3.13          Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing.  The Company is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its Common Stock on the NYSE.

Section 3.14          Status of Securities.  As of the Closing, the Acquired Shares, any shares of Series A Preferred Stock to be issued as PIK Dividends (as defined below) and the shares of Common Stock issuable upon conversion of any of the foregoing shares, will be, when issued, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities Laws and will not be subject to preemptive rights of any other stockholder of the Company, and will be free and clear of all Liens, except restrictions imposed by the Certificate of Designations, the Securities Act, Section 5.08 and any applicable securities Laws. The respective rights, preferences, privileges, and restrictions of the Series A Preferred Stock and the Common Stock are as stated in the Company Charter Documents (including the Certificate of Designations) or as otherwise provided by applicable Law. As of the Closing, the Acquired Shares, shares of Series A Preferred Stock to be issued as PIK Dividends in the first year following the Closing Date and the shares of Common Stock issuable upon conversion of the Acquired Shares have been duly reserved for issuance.

Section 3.15          Certain Material Contracts.  Neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, in breach in any material respect of the Acquisition Agreement, nor, to the Knowledge of the Company, is any other party in breach in any material respect of such agreement.  Neither the Company nor any of its Subsidiaries is, as of the date of this Agreement, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

Section 3.16          Investment Company Status.  Neither the Company nor any of its Subsidiaries is, and immediately after the sale of the Acquired Shares hereunder, none of the Company nor any of its Subsidiaries will be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.17          Ability to Pay Dividends.  Except with respect to the covenants contained in (a) the Existing Credit Agreements or (b) the Indentures, the Company is not party to any material Contract, and is not subject to any provision in the Company Charter Documents or resolutions of the Board that, in each case, by its terms prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Certificate of Designations.  The Company and its Subsidiaries are not in material breach of, or default or violation under, the Existing Credit Agreements or the Indentures.

Section 3.18          No Other Company Representations or Warranties.  Except for the representations and warranties made by the Company in this Article III (as modified by the Company Disclosure Letter) and in any certificate or other document delivered in connection with this Agreement, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Series A Preferred Stock, Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges the foregoing.  In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III (as modified by the Company Disclosure Letter) and in any certificate or other document delivered in connection with this Agreement, neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Investor or its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Investor or its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Investor.

Section 3.19          No Other Investor Representations or Warranties.  Except for the representations and warranties expressly set forth in Article IV and in any certificate or other document delivered in connection with this Agreement, the Company hereby acknowledges that neither the Investor nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Investor or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives or (b) will have or be subject to any liability or indemnification obligation to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives, including in due diligence materials, in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Investor.  The Company, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters.

ARTICLE IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 4.01          Organization; Standing.  The Investor is a Delaware limited partnership duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and the Investor has all requisite power and authority necessary to carry on its business as it is now being conducted and, except (other than with respect to the Investor’s due organization and valid existence) as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect. The Investor is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.02          Authority; Noncontravention.  The Investor has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions.  The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the Transactions have been duly authorized and approved by all necessary action on the part of the Investor, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the Transactions.  This Agreement has been and at the Closing, the other Transaction Documents will be, duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Company, constitutes (or in the case of the other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.  Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor, nor the consummation of the Transactions by the Investor, nor performance or compliance by the Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other comparable charter or organizational documents of the Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Investor or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor or any of its Subsidiaries is a party or accelerate the Investor’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03          Governmental Approvals.  Except for (a) the filing by the Company of the Certificate of Designations with the Secretary of State of the State of Delaware and (b) filings required under, and compliance with other applicable requirements of, the HSR Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04          Financing.  The Investor has delivered to the Company a true and complete copy of the Equity Commitment Letter, pursuant to which KKR Americas Fund XII L.P. has committed, subject only to the terms and conditions thereof, to invest the amounts set forth therein.  As of the date of this Agreement, the Equity Commitment Letter is in full force and effect and constitutes the enforceable, legal, valid and binding obligations of each of the parties thereto.  At the Closing, assuming reciept of the funds under the Equity Commitment Letter, the Investor will have available funds necessary to consummate the Purchase and pay the Purchase Price on the terms and conditions contemplated by this Agreement.  As of the date of this Agreement, Investor is not aware of any reason why the funds sufficient to pay the Purchase Price will not be available on the Closing Date.

Section 4.05          Ownership of Company Stock.  None of the Investor nor any funds advised by the Sponsor owns any Common Stock .

Section 4.06          Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Investor or any of their respective Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by the Investor.

Section 4.07          Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.  In connection with the due diligence investigation of the Company by the Investor and its Representatives, the Investor and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their businesses and operations.  The Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Investor (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Article III of this Agreement (as modified by the Company Disclosure Letter) and in any certificate or other document delivered in connection with this Agreement, the Investor will have no claim against the Company and its Subsidiaries, or any of their respective Representatives with respect thereto, except with respect to Fraud.

Section 4.08          Purchase for Investment.  The Investor acknowledges that the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock have not been registered under the Securities Act or under any state or other applicable securities Laws.  The Investor (a) acknowledges that it is acquiring the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer or otherwise dispose of any Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (e) (i) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock, (ii) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (iii) can bear the economic risk of (x) an investment in the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock indefinitely and (y) a total loss in respect of such investment.  The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Series A Preferred Stock and the Common Stock issuable upon the conversion of the Series A Preferred Stock and to protect its own interest in connection with such investment under the terms of this Agreement.

Section 4.09          No Other Investor Representations or Warranties.  Except for the representations and warranties made by the Investor in this Article IV and in any certificate or other document delivered in connection with this Agreement, neither the Investor nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Investor or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing.  In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Investor in this Article IV and in any certificate or other document delivered in connection with this Agreement, neither the Investor nor any other Person makes or has made any express or implied representation or warranty to the Company or its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Investor, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Company or its Representatives in the course of the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Investor and the Company.

Section 4.10          No Other Company Representations or Warranties.  Except for the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate or other document delivered in connection with this Agreement, the Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Series A Preferred Stock, Common Stock, Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Investor or any of its Representatives or any information developed by the Investor or any of its Representatives or (b) will have or be subject to any liability or indemnification obligation to the Investor resulting from the delivery, dissemination or any other distribution to the Investor or any of its Representatives, or the use by the Investor or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Investor or any of its Representatives, including in due diligence materials, or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions and the Investor, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters.

ARTICLE V

Additional Agreements

Section 5.01          Negative Covenants.  Except as required by applicable Law, Judgment or to comply with any notice from a Governmental Authority, as expressly contemplated, required or permitted by this Agreement, the Acquisition Agreement or as described in Section 5.01 of the Company Disclosure Letter, (i) during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), (1) unless the Investor Parties otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) the Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to operate their businesses in all material respects in the ordinary course of business and to maintain and preserve in all material respects its existing relationships with its customers, employees, independent contractors and other business relationships having material business dealings with the Company or any of its Subsidiaries and (2) unless the Investor Parties otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), the Company shall not and shall cause its Subsidiaries not to:

(a)          other than the authorization and issuance of the Series A Preferred Stock to the Investor and the consummation of the other Transactions, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided that the Company may issue or grant shares of Common Stock or other securities in the ordinary course of business pursuant to the terms of a Company Plan in effect on the date of this Agreement;

(b)          redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than pursuant to the cashless exercise of Company Stock Options, Company Performance Stock Options or the forfeiture or withholding of Taxes with respect to Company Stock Options, Company Performance Stock Options, Company RSAs, Company RSUs, Company PSAs or Company PSUs);

(c)          establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;

(d)          split, combine, subdivide, recapitalize, reclassify or like change to any shares of its capital stock or other equity or voting interests;

(e)          amend or supplement the Company Charter Documents or make any material amendments to the organizational documents of any of the Company’s Subsidiaries or take or authorize any action to wind up its affairs or dissolve;

(f)          enter into any new, or amend, terminate or renew in any material respect, any material Contract between the Company or one of its Subsidiaries, on the one hand, and any of its Affiliates (other than the Company’s Subsidiaries) or any officer or director of the Company or any of its Subsidiaries, on the other hand, outside the ordinary course of business;

(g)          make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable Law; or

(h)          agree or commit to do any of the foregoing.

Section 5.02          Reasonable Best Efforts; Filings.  (a) Subject to the terms and conditions of this Agreement, each of the Company and the Investor Parties shall cooperate with each other and use (and shall cause their Affiliates to use) their respective reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to obtain the expiration or termination of the waiting period under the HSR Act and cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions and (iii) execute and deliver any additional instruments necessary to consummate the Transactions and (iv) defend or contest in good faith any Action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions.

(b)          The Company and the Investor Parties shall, and shall cause their Affiliates to, (i) make an appropriate filing of a Notification and Report Form (“HSR Form”) pursuant to the HSR Act with respect to the Transactions (which shall request the early termination of any waiting period applicable to the Transactions under the HSR Act) as promptly as reasonably practicable following the date of this Agreement, and (ii) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use reasonable best efforts to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act, so as to enable the parties hereto to consummate the Transactions.  Notwithstanding anything to the contrary in this Section 5.02, nothing in this Section 5.02 or this Agreement shall require or obligate any Investor Party to, and the Company shall not, without prior written consent of the Investor Parties, agree, propose, commit to, or effect, or otherwise be required, by consent decree, hold separate, or otherwise, any sale, divestiture, hold separate, or any other action otherwise limiting the freedom of action in any respect with respect to any businesses, products, rights, services, licenses, assets, or interest therein, of (i) the Investor or any Affiliate (including KKR & Co. Inc. and the Sponsor (each, “KKR”) and their respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, KKR or any portfolio company (as such term is commonly understood in the private equity industry) or investment of KKR, or the (ii) Company or any its Affiliates or subsidiaries.

(c)          Each of the Company and the Investor Parties shall, and shall cause their Affiliates to, use their respective reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private person, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by the Company, the Investor Parties or their Affiliates, as the case may be, from or given by the Company, the Investor Parties or their Affiliates, as the case may be, to the Federal Trade Commission (“FTC”), the Department of Justice (“DOJ”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Transactions, (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other party with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the Transactions, other than “4(c) and 4(d) documents” as that term is used in the rules and regulations under the HSR Act and other confidential information contained in the HSR Form and (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in meetings and conferences with the FTC, DOJ, or any other applicable

Governmental Authority. Any documents or other materials provided pursuant to this Section 5.02(c) may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of the Company or other competitively sensitive material, and the Parties may, as each deems advisable, reasonably designate any material provided under this Section 5.02(c) as “outside counsel only material”.

Section 5.03          Corporate Actions.  (a)  At any time that any Series A Preferred Stock is outstanding, the Company shall:

(i)           from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of the Series A Preferred Stock then outstanding; and

(ii)          not effect any voluntary deregistration under the Exchange Act or any voluntary delisting of the Common Stock from the NYSE other than in connection with a Change of Control (as defined in the Certificate of Designations) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under Section 9of the Certificate of Designations or is otherwise consistent with the terms set forth in Section 9 of the Certificate of Designations.

(b)          Prior to the Closing, the Company shall file with the Secretary of State of the State of Delaware the Certificate of Designations in the form attached hereto as Exhibit A, with such changes thereto as the parties may reasonably agree.

(c)          If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Rate pursuant to the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Rate, effective as of the Closing, in the same manner as would have been required by the Certificate of Designations if the Series A Preferred Stock had been issued and outstanding since the date of this Agreement.

(d)          The Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that prohibits the Investor Parties from taking any of the actions permitted by this Agreement, including Section 5.07(a), or the Certificate of Designations.

Section 5.04          Public Disclosure.  The Investor Parties and the Company shall, and shall cause their Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not, and shall cause their Affiliates not to, issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system; provided that the initial announcement with respect to the Transaction Documents or the Transactions shall be mutually agreed between the Investor Parties and the Company.  Notwithstanding the forgoing, this Section 5.04 shall not apply to any press release or other public statement made by the Company or the Investor Parties (a) which does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions.  Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, in no event shall either this Section 5.04 or any provision of the Confidentiality Agreement limit disclosure by any Investor Party and their respective Affiliates of ordinary course communications regarding this Agreement and the Transactions to its existing or prospective general and limited partners, equityholders, members, managers and investors of any Affiliates of such Person, including disclosing information about the Transactions on their websites in the ordinary course of business consistent with past practice.

Section 5.05          Confidentiality.  The Investor Parties will, and will direct their Affiliates and Representatives who actually receive Confidential Information to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to any Investor Party, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement, including any such information provided pursuant to Section 5.16 of this Agreement (“Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investor Parties’ investment in the Company made pursuant to this Agreement; provided that Confidential Information will not include information that (a) was or becomes available to the public other than as a result of a breach of any confidentiality obligation in this Agreement by any Investor Party or its Affiliates or their respective Representatives, (b) was or becomes available to any Investor Party or its Affiliates or their respective Representatives from a source other than the Company or its Representatives; provided that such source is reasonably believed by such Investor Party or its Affiliates not to be subject to an obligation of confidentiality (whether by agreement or otherwise), (c) at the time of disclosure is already in the possession of an Investor Party or its Affiliates or their respective Representatives or (d) was independently developed by any Investor Party or its Affiliates or their respective Representatives without reference to, incorporation of, or other use of any Confidential Information; provided that an Investor Party may disclose Confidential Information (i) to its attorneys, accountants, consultants and financial and other professional advisors to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of Acquired Shares from such Investor Party or prospective financing sources in connection with the syndicated and marketing of any Permitted Loan, in each case, as long as such prospective purchaser or lender, as applicable, agrees to be bound by similar confidentiality or non-disclosure terms as are contained in this Agreement (with the Company as an express third party beneficiary of such agreement), (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Investor Parties and their Affiliates and their respective directors, officers, employees, consultants, financing sources and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are directed to abide by the confidentiality and non-disclosure obligations contained herein), (iv) as may be reasonably determined by such Investor Party to be necessary in connection with such Investor Party’s enforcement of its rights in connection with this Agreement or its investment in the Company, or (v) as may otherwise be required by law or legal, judicial or regulatory process; and provided, further, that (x) any breach of the confidentiality and use terms herein by any

Person to whom such Investor Party may disclose confidential information pursuant to clauses (i) and (iii) of the preceding proviso shall be attributable to such Investor Party for purposes of determining such Investor Party’s compliance with this Section 5.05, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company and (y) that such Investor Party takes commercially reasonable steps (at the Company’s sole expense) to minimize the extent of any required disclosure described in clause (v) of the preceding proviso.  The confidentiality letter agreement, dated April 15, 2020, by and between Sponsor and the Company (the “Confidentiality Agreement”) shall terminate simultaneously with the Closing.

Section 5.06          NYSE Listing of Shares.  To the extent the Company has not done so prior to the date of this Agreement, the Company shall as promptly as practicable following the date of this Agreement cause the aggregate number of shares of Common Stock issuable upon the conversion of the Acquired Shares to be approved for listing on the NYSE.  From time to time following the Closing Date, the Company shall cause the number of shares of Common Stock issuable upon conversion or redemption of the then outstanding shares of Series A Preferred Stock to be approved for listing on the NYSE.

Section 5.07          Standstill.  The Investor Parties agree that until the later of (i) 90 days after the first day on which no Investor Designee serves on the Board and the Investor has no rights (or has irrevocably waived its right) under Section 5.10 (except for Section 5.10(f)) and (ii) the expiration of the Lock-Up Period (the “Standstill Expiration Date”), without the prior written approval of the Board, the Investor Parties will not, directly or indirectly, and will cause their Affiliates not to:

(a)          acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any equity securities or direct or indirect rights to acquire any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock (solely to the extent that, after giving effect to such acquisition, the Investor Parties and their Affiliates would beneficially own, in the aggregate, greater than 15% of the then outstanding Common Stock (which calculation shall, for the avoidance of doubt, include the notional or other number of shares of Common Stock specified in the documentation for any Contract to which any of the Investor Parties are party which is designed to produce economic benefits and risks to any of the Investor Parties that correspond substantially to the ownership by the Investor Parties of shares of Common Stock, except in the case of any such Contract which is settled only in cash));

(b)          make or in any way encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;

(c)          make any public announcement with respect to, or offer, seek, propose or indicate an interest in (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of more than 50% of the assets, properties or securities of the Company or any Subsidiary of the Company, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(d)          otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors or policies of the Company or any of its Subsidiaries;

(e)          make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(f)          advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing;

(g)          take any action that would require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 5.07;

(h)          enter into any agreements, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any Investor Parties) with respect to any of the foregoing, including forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party in connection with any of the foregoing;

(i)          request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 5.07; provided that this clause shall not prohibit the Investor Parties from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 5.07, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by any Person; or

(j)          contest the validity of this Section 5.07 or make, initiate, take or participate in any demand, Action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 5.07;

provided, however, that nothing in this Section 5.07 will limit (1) the Investor Parties’ ability to vote (subject to Section 5.11), Transfer or Hedge (subject to Section 5.08), convert shares of Series A Preferred Stock into Common Stock (subject to Section 6 of the Certificate of Designations), limit or restrict any transfer pursuant to a Permitted Loan or any foreclosure thereunder or transfer in lieu of a foreclosure thereunder, privately make and submit to the Company and/or the Board any proposal that is intended by the Investor Parties to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expect to require public disclosure by any Person), participate in rights offerings made by the Company to all holders of its Common Stock, receive any dividends or similar distributions with respect to any securities of the Company held by the Investor Parties, tender shares of Common Stock or Series A Preferred Stock into any tender or exchange offer (subject to Section 5.08), effect an adjustment to the Conversion Rate pursuant to the Certificate of Designations or otherwise exercise rights under its Common Stock or Series A Preferred Stock that are not the subject of this Section 5.07 or (2) the ability of the Investor Director to vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board.

Section 5.08          Transfer Restrictions.  (a)  Except as otherwise permitted in this Agreement, including Section 5.08(b), until the expiration of the Lock-Up Period, the Investor Parties will not (i) Transfer any Series A Preferred Stock or any Common Stock issued upon conversion of the Series A Preferred Stock or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Series A Preferred Stock or Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the any of the Series A Preferred Stock or Common Stock or any other capital stock of the Company (any such action, a “Hedge”).

(b)          Notwithstanding Section 5.08(a), the Investor Parties shall be permitted to Transfer any portion or all of their Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock at any time under the following circumstances:

(i)           Transfers to any Permitted Transferees, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Series A Preferred Stock or Common Stock so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor;

(ii)          Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary that, in each case, is approved by the Board;

(iii)          Transfers pursuant to a tender offer or exchange offer that is (A) approved by the Board, (B) for less than all of the outstanding shares of Common Stock of the Company or (C) part of a two-step transaction in which a tender offer is followed by a second step merger, in which the consideration to be received in the first step of such transaction is not identical to the amount or form of consideration to be received in the second step merger;

(iv)          Transfers to the Company or any of its Subsidiaries or that have been approved in writing by the Board;

(v)          Transfers after commencement by the Company or a significant subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company of bankruptcy, insolvency or other similar proceedings; and

(vi)          Transfers in connection with a total return swap or bona fide loan or other financing arrangement, in each case entered into with a nationally recognized financial institution, including a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities (each, a “Permitted Loan”), as long as such financial institution agrees with the relevant Investor Party (with the Company as an express third party beneficiary of such agreement) that following such foreclosure or in connection with such transfer it shall not directly or indirectly Transfer (other than pursuant to a broadly distributed offering or a sale effected through a broker-dealer) such foreclosed or transferred, as the case may be, Series A Preferred Stock or Common Stock to a Competitor or Activist Shareholder without the Company’s consent (such agreement by the relevant financial institution, the “Foreclosure Limitations”) (it being understood that a list of Competitors and Activist Shareholders shall be set forth in any issuer agreement entered into at the time of the Permitted Loan or as otherwise agreed between the Company, the relevant Investor Party and/or the relevant financial institution(s), as the case may be). Any Permitted Loan entered into by an Investor Party or its Affiliates shall be with one or more financial institutions reasonably acceptable to the Company and, except as specified above, nothing contained in this Agreement or the Registration Rights Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or accept a transfer in lieu of foreclosure, and sell, dispose of or otherwise transfer the Series A Preferred Stock and/or shares of Common Stock issued upon conversion of Series A Preferred Stock (including shares of Common Stock received upon conversion or redemption of the Series A Preferred Stock following foreclosure or transfer in lieu of foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan.  Subject to the preceding provisions of this clause (vi), in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of the Series A Preferred Stock or the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, an Investor Party or its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder except and to the extent for those expressly provided for in Registration Rights Agreement.

(c)          Notwithstanding Sections 5.08(a) and (b), the Investor Parties will not at any time knowingly, directly or indirectly (without the prior written consent of the Board), Transfer any Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock to a Prohibited Transferee or to a 5% Entity; provided, that (i) these restrictions shall not apply to Transfers into the public market pursuant to a bona fide, broadly distributed underwritten public offering, in each case made pursuant to the Registration Rights Agreement or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act and (ii) in lieu of the foregoing, in connection with a Transfer of shares of Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock in connection with any foreclosure or exercise of remedies under a Permitted Loan, only the Foreclosure Limitations shall be applicable.

The Investor Parties shall not be deemed to have breached their obligations under Section 5.08(c) as it relates to Activist Shareholders with respect to the Transfer of Series A Preferred Stock or the Common Stock issued upon conversion of the Series A Preferred Stock to any Person so long as the Investor Parties act in good faith, based on generally available public information and the advice of its financial advisors, to determine whether such person is an Activist Shareholder.

(d)          Any attempted Transfer in violation of this Section 5.08 shall be null and void ab initio.

Section 5.09          Legend.  (a)  All certificates or other instruments representing the Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF APRIL 21, 2020, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b)          (i) Upon request of the applicable Investor Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for Series A Preferred Stock or Common Stock to be Transferred in accordance with the terms of this Agreement and (ii) the second paragraph of the legend shall be removed upon the expiration of such transfer restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

Section 5.10          Election of Directors.  (a)  Effective as of the Closing, the Company will increase the size of the Board in order to elect or appoint one Investor Designee (such individual, the “Initial Investor Director Designee”) to the Board to serve for a term expiring at the next annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified.

(b)          Upon the occurrence of the Fall-Away of Investor Board Rights, at the written request of the Board, the Investor Director shall immediately resign, and the Investor Parties shall cause the Investor Director immediately to resign, from the Board effective as of the date of the Fall-Away of Investor Board Rights, and the Investor Parties shall no longer have any rights under this Section 5.10, including, for the avoidance of doubt, any designation or nomination rights under Section 5.10(c).

(c)          Following the Closing and until the occurrence of the Fall-Away of Investor Board Rights, at any annual meeting of the Company’s stockholders at which the term of the Investor Director shall expire, the Investor Parties shall have the right to designate an Investor Designee to the Board at such annual meeting for election to the Board at such annual meeting (in accordance with Section 14 of the Certificate of Designations).  The Company shall include the Investor Designee designated by the Investor Parties in accordance with this Section 5.10(c) and Section 14 of the Certificate of Designations in the Company’s slate of nominees for the applicable annual meeting of the Company’s stockholders and shall recommend that the holders of Common Stock vote in favor of such Investor Designee and shall support the Investor Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate.  Without the prior written consent of the Investor Parties, so long as the Investor Parties are entitled to designate an Investor Designee for election to the Board in accordance with this Section 5.10, the Board shall not remove the Investor Director from his or her directorship (except as required by Law, the Certificate of Designations or the Company Charter Documents).

(d)          In the event of the death, disability, resignation or removal of the Investor Director as a member of the Board (other than resignation pursuant to Section 5.10(b)), the Investor Parties, if the Investor Parties are entitled to nominate a director pursuant to this Section 5.10, may designate an Investor Designee to replace such Investor Director and, subject to Section 5.10(e) and any applicable provisions of the DGCL, the Company shall cause such Investor Designee to fill such resulting vacancy.

(e)          The Company’s obligations to have any Investor Designee elected to the Board or nominate any Investor Designee for election as a director at any meeting of the Company’s stockholders pursuant to this Section 5.10, as applicable, shall in each case be subject to (A) such Investor Designee’s satisfaction of all requirements regarding service as a director of the Company under applicable Law and stock exchange rules regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all directors of the Company and (B) such Investor Designee meeting all independence requirements under the listing rules of the NYSE; provided that in no event shall such Investor Designee’s relationship with the Investor Parties or their Affiliates (or any other actual or potential lack of independence resulting therefrom) nor the ownership by the Investor Parties of any shares of Class A Preferred Stock or shares of Common Stock issuable upon conversion thereof, in and of itself, be considered to disqualify such Investor Designee from being a member of the Board pursuant to this Section 5.10.  The Investor Parties will cause each Investor Designee to make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request to determine the Investor Designee’s eligibility and qualification to serve as a director of the Company.  No Investor Designee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act or is subject to any Judgment prohibiting service as a director of any public company.  As a condition to any Investor Designee’s election to the Board or nomination for election as a director of the Company at any meeting of the Company’s stockholders, the Investor Parties and the Investor Designee must provide to the Company:

(i)          all information requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable Law, any stock exchange rules or listing standards or the Company Charter Documents or corporate governance guidelines, in each case, relating to the Investor Designee’s election as a director of the Company or the Company’s operations in the ordinary course of business;

(ii)          all information requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to the Investor Designee’s nomination or election, as applicable, as a director of the Company or the Company’s operations in the ordinary course of business;

(iii)          an undertaking in writing by the Investor Designee:

a.          to be subject to, bound by and duly comply with the code of conduct in the form agreed upon by the other directors of the Company, provided that no such code of conduct shall restrict any transfer of securities by the Investor Parties or their Affiliates (other than with respect to the Investor Director solely in his or her individual capacity) except as provided herein, impose confidentiality obligations on the Investor Director other than Section 5.05 or as mandatorily applicable under applicable Law, or impose any share ownership requirement for the Investor Director; and

b.          to waive notice of and recuse himself or herself from any meetings, deliberations or discussion of the Board or any committee thereof regarding any Transaction Document, the Transactions or any other transactions involving Sponsor.

(f)          The Company shall indemnify the Investor Director and provide the Investor Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the DGCL or otherwise.  The Company acknowledges and agrees that it (1) is the indemnitor of first resort (i.e., its obligations to the Investor Director are primary and any obligation of the Investor Parties or their Affiliates to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Director are secondary) and (2) shall be required to advance the amount of expenses incurred by the Investor Director and shall be liable for the amount of all expenses and liabilities incurred by the Investor Director, in each case to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the DGCL or otherwise, without regard to any rights the Investor Director may have against any Investor Parties or their Affiliates.

(g)          Prior to the Fall-Away of Investor Board Rights, the Company shall not decrease the size of the Board without the consent of the Investor Parties if such decrease would require the resignation of the Investor Designee.

(h)          The parties hereto agree that the Investor Director shall be entitled to (i), unless waived by the Investor Director, cash or equity compensation from the Company in connection with their service as directors and (ii) reimbursement from the Company for the reasonable out-of-pocket fees or expenses incurred in connection with his or her service as a director of the Board, in each case, in a manner consistent with the Company’s practices with respect compensation or reimbursement, respectively, for other members of the Board, including reimbursement pursuant to customary indemnification arrangements.

Section 5.11          Voting.  Until the Fall-Away of Investor Board Rights:

(a)          At each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the Investor Parties shall, and shall cause the Investor Parties to, take such action as may be required so that all of the shares of Series A Preferred Stock and Common Stock beneficially owned, directly or indirectly, by the Investor Parties and entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated and recommended by the Board for election at any such meeting, (ii) against any stockholder nominations for director which are not approved and recommended by the Board for election, (iii) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (iv) in favor of any proposal approved by the Investor Director; provided that no Investor Party shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in the Investor Parties’ sole discretion, with respect to any other matter, including the approval (or non-approval) or adoption (or non-adoption) of, or other proposal directly related to, any merger or other business combination transaction involving the Company, the sale of all or substantially all of the assets of the Company and its Subsidiaries or any other change of control transaction involving the Company; and

(b)          The Investor shall, and shall (to the extent necessary to comply with this Section 5.11) cause the Investor Parties to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of Series A Preferred Stock or Common Stock beneficially owned by the Investor or the Investor Parties may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 5.11(a) at such meetings (including at any adjournments or postponements thereof).

(c)          The provisions of Section 5.11(a) and 5.11(b) shall not apply to the exclusive consent and voting rights of the holders of Series A Preferred Stock set forth in Section 13(b) and Section 14 of the Certificate of Designations.

Section 5.12          Stockholder Approval.  The Company agrees to include in its proxy statement to be prepared and filed with the SEC (the “Proxy Statement”) for its 2021 annual meeting of the stockholders (the “Stockholder Meeting”), to the extent required by the listing rules of the NYSE, a proposal to approve (a) the payment of dividends in kind through the issuance of additional shares of Series A Preferred Stock pursuant to the Certificate of Designations (“PIK Dividends”), (b) the issuance of shares of Common Stock to the Investor Parties in connection with any future conversion of the Series A Preferred Stock, including any such Series A Preferred Stock issued as PIK Dividends and (c) the voting of any Series A Preferred Stock and any shares of Common Stock issued upon conversion of the Series A Preferred Stock, that would, in each case, absent such approval violate NYSE Rule 312.03(c) (or its successor) (the “Stockholder Approval”).  Subject to the directors’ fiduciary duties, (i) the Proxy Statement shall include the Board’s recommendation that the stockholders vote in favor of the Stockholder Approval and (ii) the Company shall use its reasonable best efforts to solicit from the stockholders proxies in favor of the Stockholder Approval and to obtain the Stockholder Approval.  The Investor and its Affiliates agree to furnish to the Company all information concerning the Investor and its Affiliates as the Company may reasonably request in connection with the Proxy Statement and the Stockholder Meeting.  The Company shall respond reasonably promptly to any comments received from the SEC with respect to the Proxy Statement.  The Company shall provide to the Investor, as promptly as reasonably practicable after receipt thereof, any written comments from the SEC or any written request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide the Investor with copies of all correspondence between the Company, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide the Investor Parties with a reasonable opportunity to review and comment on such document or response. The Company shall, as promptly as reasonably practicable following the date on which the SEC confirms that it has no further comments on the Proxy Statement, (x) take all action required, including under the DGCL, the Company Charter Documents and the applicable rules of the NYSE, to establish a record date for and give notice of the Stockholder Meeting, (y) cause the Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Stockholder Meeting and (z) take all action reasonably required, including under the DGCL, the Company Charter Documents and the applicable rules of the NYSE, to duly call, convene and hold the Stockholder Meeting as soon as reasonably practicable following the mailing of the Proxy Statement to the Company’s stockholders.

Section 5.13          Tax Matters.  (a)  The Company and its paying agent shall be entitled to deduct and withhold Taxes on all payments on the Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock to the extent required by applicable Law.  Promptly following the date of this Agreement or, in the case of a Permitted Transferee, the date such Permitted Transferee first acquires any Series A Preferred Stock or Common Stock or other securities issued upon conversion of the Series A Preferred Stock, each Investor Party shall deliver to the Company or its paying agent a duly executed, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable.  If the information on any such form provided by an

Investor Party changes, or upon the Company’s reasonable request, the Investor Party shall provide the Company with an updated version of such form.

(b)          Absent a change in law or a contrary determination (as defined in Section 1313(a) of the Code, the Investor Parties and the Company agree not to treat the Series A Preferred Stock (based on its terms as set forth in the Certificate of Designations) as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulation Section 1.305-5 for United States federal income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment.

(c)          The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issue of the Series A Preferred Stock and (y) the issue of shares of Common Stock upon conversion of the Series A Preferred Stock. However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or Series A Preferred Stock to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.

Section 5.14          Use of Proceeds.  The Company shall use the proceeds from the issuance and sale of the Acquired Shares for working capital and general corporate purposes.

Section 5.15          Sponsor.  (a) Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement (including, for the avoidance of doubt, Section 5.07 and Section 5.08) shall in any way limit the activities of Sponsor or any of its Affiliates (collectively, the “Sponsor Group”), other than the Investor Parties, in their businesses distinct from the corporate private equity business of Sponsor (the “Excluded Sponsor Parties”), so long as (i) no such Excluded Sponsor Party or any of its Representatives is acting on behalf of or at the direction of any Investor Party with respect to any matter that otherwise would violate any term or provision of this Agreement and (ii) no Confidential Information is made directly available to any Excluded Sponsor Party or any of its Representatives who are not involved in the corporate private equity business of Sponsor by or on behalf of any Investor Party or any of their Representatives, except with respect to any such Representative who is (x) compliance personnel for compliance purposes and (y) non-compliance personnel of Sponsor who are directors or officers of, or function in a similar oversight role at, such Affiliate as long as Confidential Information is not otherwise disclosed to such Affiliate.

(b)          The Investor and the Company agree and acknowledge that, subject to applicable Law, the Investor Director designated by the Investor Parties may share Confidential Information about the Company and its Subsidiaries with the Investor Parties and their Affiliates.

(c)          The Investor Parties and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at Law or in equity, that, to the maximum extent permitted by Law, when the Investor Parties takes any action under this Agreement to give or withhold their consent, the Investor Parties shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in their own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.  For the avoidance of doubt, the foregoing sentence shall not limit or otherwise affect the fiduciary duties of the Investor Director or Investor Designee.

Section 5.16          Information Rights.  Following the Closing and so long as the 50% Beneficial Ownership Requirement is satisfied, in order to facilitate (i) the Investor Parties’ compliance with legal and regulatory requirements applicable to the beneficial ownership by the Investor Parties and its Affiliates of equity securities of the Company and (ii) the Investor Representative’s oversight of the Investor Parties’ investment in the Company, the Company agrees to provide each of the Investor Parties and the Investor Representative with the following:

(a)          within 90 days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(b)          within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal year with the SEC; and

(c)          reasonable access, to the extent reasonably requested by the Investor Parties or the Investor Representative, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Investor Parties and the Investor Representative may reasonably request; provided that any investigation pursuant to this Section 5.16 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries;

provided that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) result in the disclosure of trade secrets or competitively sensitive information to third parties, (ii) violate applicable Law, an applicable order or a Contract or obligation of confidentiality owing to a third party, (iii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege (provided, however, that the Company shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges), or (iv) expose the Company to risk of liability for disclosure of personal information; provided that the Parties shall use their commercially reasonable efforts to disclose such information in a manner that would not violate the foregoing. In addition, notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries will be required to provide any information or material that relate to, contain or reflect any analyses, studies, notes, memoranda and other information related to or prepared in connection with any Transaction Document or the Transactions or any matters relating thereto or any transactions with or matters relating to the Investor Parties or any Investor Affiliates.

Section 5.17          Financing Cooperation.  If requested by the Investor Parties, the Company will provide the following cooperation in connection with the Investor Parties obtaining any Permitted Loan: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in customary form in connection with such transactions (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, certain acknowledgments regarding securities law status of the pledge arrangements and a specified list of Competitors and Activist Shareholders) and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender and customary for similar financings, (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock and depositing such pledged Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock in book entry form on the books of The Depository Trust Company when eligible to do so (and providing any necessary indemnities to the transfer agent in connection therewith) or (B) without limiting the generality of clause (A), if such Series A Preferred Stock is eligible for resale under Rule 144A, depositing such pledged Series A Preferred Stock in book entry form on the books of The Depository Trust Company or other depository with customary restrictive legends, (iii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent an Investor Party or its Affiliates continues to beneficially own such pledged Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock, (iv) entering into customary triparty agreements with each lender and the Investor Parties relating to the delivery of the Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligations under hereunder to issue the Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock upon payment of the purchase therefor in accordance with the terms of this Agreement and (v) such other cooperation and assistance as the Investor Parties may reasonably request (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information, compliance certificates or any other materials typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business.  Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement is conditioned on the Investor certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Investor has pledged the Series A Preferred Stock and/or the underlying shares of Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under the Registration Rights Agreement are being assigned to the lenders under that Permitted Loan and (C) the Investor Parties acknowledge and agree that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement.  The Investor Parties acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Investor Parties under this Agreement the Investor Parties shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

Section 5.18          Exclusivity.

(a)          Prior to the Closing, without the Investor’s prior written consent, neither the Company nor any of its Subsidiaries shall, directly or indirectly, take (and the Company shall not authorize or permit any directors, officers or employees of the Company or, to the extent within the Company’s control, other Affiliates or representatives of the Company or any of its Subsidiaries to take) any action to (i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate any of the Transactions or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any Person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal.  Prior to the Closing, the Company shall use reasonable best efforts to take all actions reasonably necessary to ensure that the directors, officers and employees of the Company or any of its Subsidiaries and, to the extent within the Company’s control, other Affiliates or representatives of the Company or any of its Subsidiaries, do not take or do any of the actions referenced in the immediately foregoing sentence. Upon execution of this Agreement and prior to the Closing, unless the Investor otherwise consents in writing, the Company shall, if applicable, cease immediately and cause to be terminated any and all existing discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Proposal and promptly request that all confidential information with respect thereto furnished on behalf of the Company be returned.

(b)          Prior to the Closing, the Company shall, as promptly as practicable (and in no event later than one business day after receipt thereof), advise the Investor of any Acquisition Proposal, potential Acquisition Proposal, or any inquiry received by it relating to any potential Acquisition Proposal and of the material terms of any proposal or inquiry, including, but not limited to, the identity of the Person and its Affiliates making the same, that it may receive in respect of any such Acquisition Proposal, potential Acquisition Proposal, or inquiry, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to the Investor a copy of any such proposal or inquiry, if it is in writing, or a reasonably accurate written summary of any such proposal or inquiry, if it is not in writing, and shall keep the Investor informed on a reasonably prompt basis with respect to any developments with respect to the foregoing.

Section 5.19          Preemptive Rights.

(a)          From and after the Closing and so long as the 50% Beneficial Ownership Requirement is satisfied, if the Company makes any public or non-public offering of any capital stock of, or other equity or voting interests in, the Company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, or other equity or voting interests in, the Company (collectively “Equity Securities”)), including, for the purposes of this Section 5.19, warrants, options or other such rights (any such security, a “New Security”) (other than (1) issuances of Equity Securities to directors, officers, employees, consultants or other agents of the Company, (2) issuances of Equity Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (3) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (4) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (5) the issuances of shares of equity securities in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries (other than (x) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (y) an issuance the primary purpose of which is the provision of financing), (6) securities issued pursuant to the conversion, exercise or exchange of Series A Preferred Stock issued to the Investor Parties and (7) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company) the Investor and each Investor Party to which the Investor later Transfers any shares of Series A Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock shall be afforded the opportunity to acquire from the Company such Investor Party’s Preemptive Rights Portion of such New Securities for the same price as that offered to the other purchasers of such New Securities; provided, that the Investor Parties shall not be entitled to acquire any New Securities pursuant to this Section 5.19 to the extent the issuance of such New Securities to the Investor Parties would require approval of the stockholders of the Company as a result of any such Investor Party’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the NYSE (including NYSE Listed Company Manual Section 312.03(c)), in which case the Company may consummate the proposed issuance of New Securities to other Persons prior to obtaining approval of the stockholders of the Company (subject to compliance by the Company with Section 5.19(f) below).

(b)          Subject to the foregoing proviso in Section 5.19(a), the amount of New Securities that each Investor Party shall be entitled to purchase in the aggregate shall be determined by multiplying (1) the total number of such offered shares of New Securities by (2) a fraction, the numerator of which is the number of shares of shares Series A Preferred Stock and/or shares of Common Stock (in the aggregate and on an as converted basis) held by such Investor Party, as of such date, and the denominator of which is the aggregate number of shares of Common Stock (on an as converted basis) outstanding as of such date (the “Preemptive Rights Portion”).

(c)          If the Company proposes to offer New Securities, it shall give the Investor written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven (7) Business Days prior to such issuance (or, in the case of a registered public offering, at least seven (7) Business Days prior to the commencement of such registered public offering) (provided that, to the extent the terms of such offering cannot reasonably be provided seven (7) Business Days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the Investor Parties on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, the Investor Parties may notify the Company in writing at any time on or prior to the second business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of such issuance, at any time prior to such issuance) whether any of the Investor Parties will exercise such preemptive rights and as to the amount of New Securities the Investor Parties desires to purchase, up to the maximum amount calculated pursuant to Section 5.19(b). In the case of a registered public offering, the Investor Parties shall notify the Company in writing at any time prior to the second business day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether any of the Investor Parties will exercise such preemptive rights and as to the amount of New Securities the Investor Parties desires to purchase, up to the maximum amount calculated pursuant to Section 5.19(b). Such notice to the Company shall constitute a binding commitment by the Investor Parties to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of the Investor Parties to respond prior to the time a response is required pursuant to this Section 5.19(c) shall be deemed to be a waiver of the Investor Parties’ purchase rights under this Section 5.19 only with respect to the offering described in the applicable notice.

(d)          Each Investor Party shall purchase the New Securities that it has elected to purchase under this Section 5.19 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any Governmental Entity to consummate such purchase by such Investor Party); provided, that if such related issuance is prior to the twentieth (20th) Business Day following the date on which such Investor Party has notified the Company that it has elected to purchase New Securities pursuant to this Section  5.19, then each Investor Party shall purchase such New Securities within twenty (20) business days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the Investor Parties of its preemptive rights pursuant to this Section 5.19 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Investor Parties pursuant to this Section 5.19 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Investor Parties in respect thereof shall be promptly refunded in full.

(e)          In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(f)          In the event that the Investor Parties are not entitled to acquire any New Securities pursuant to this Section 5.19 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the Investor Parties as a result of any such Investor Party’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the NYSE (including NYSE Listed Company Manual Section 312.03(c)), the Company shall, upon the Investor’s reasonable request delivered to the Company in writing within seven (7) business days following its receipt of the written notice of such issuance to the Investor Parties pursuant to Section 5.19(c), at the Investor’s election, (i) waive the restrictions set forth in Section 5.07 solely to the extent necessary to permit any Investor Party to acquire such number of New Securities equivalent to its Preemptive Rights Portion of such issuance such Investor Party would have been entitled to purchase had it been entitled to acquire such New Securities pursuant to Section 5.19(a)-(c); (ii) consider and discuss in good faith modifications proposed by the Investor Parties to the terms and conditions of such portion of the New Securities which would otherwise be issued to the Investor Parties such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) solely to the extent that stockholder approval is required in connection with the issuance of Equity Securities to Persons other than the Investor Parties, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to the Investor Parties.

(g)          The election by any Investor Party to not exercise its subscription rights under this Section 5.19 in any one instance shall not affect its right as to any subsequent proposed issuance.

(h)          The Company and the Investor Parties shall cooperate in good faith to facilitate the exercise of the Investor Parties’ rights pursuant to this Section 5.19, including securing any required approvals or consents.

Section 5.20          Available Registration Statement.  The Company will not effect a Mandatory Conversion (as defined in the Certificate of Designations) if any Investor Party holds or would hold upon such Mandatory Conversion (or any earlier conversion following the dates of the Notice of Mandatory Conversion (as defined in the Certificate of Designations)) shares of Common Stock that are Registrable Securities unless as of the date of Notice of Mandatory Conversion and as of the Mandatory Conversion Date (as defined in the Certificate of Designations) there is an Available Registration Statement covering resale of such shares of Common Stock by the Investor Parties.

Section 5.21          Convertible Debt.  For the period of one year following the Closing Date, the Company shall not issue or otherwise incur any indebtedness that is convertible or exchangeable into Common Stock or other equity interests of the Company without the prior written consent of the Investor Parties, such consent not to be unreasonably withheld. At any time following the one year anniversary of the Closing Date that any Series A Preferred Stock is outstanding, the Company shall pay the dividend payable on any shares of Series A Preferred Stock in cash if the Company has outstanding any indebtedness that is convertible or exchangeable into Common Stock or other equity interests of the Company on which the obligor was required to pay amounts treated as interest for U.S. federal income Tax purposes.

Section 5.01          Section 16 Matters.  If the Company becomes a party to a consolidation, merger or other similar transaction, or if the Company proposes to take or omit to take any other action under Section 5.19 (including granting to the Investor Parties or their respective Affiliates the right to participate in any issuance of securities) or otherwise or if there is any event or circumstance that may result in the Investor Parties, their respective Affiliates and/or the Investor Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act (including the purchase by the Investor Parties of any securities under Section 5.19), and if the Investor Director is serving on the Board at such time or has served on the Board during the preceding six (6) months (i) the Board or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Investor Parties’, their respective Affiliates’ and the Investor Director’s interests (for the Investor and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Investor Parties, the Investor’s Affiliates, and/or the Investor Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investor Parties or their Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Investor Parties notify the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor Parties’, their respective Affiliates’ and the Investor Director (for the Investor Parties and/or their respective Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

ARTICLE VI

Conditions to Closing

Section 6.01          Conditions to the Obligations of the Company and the Investor.  The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following condition:

(a)          no temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect enjoining or otherwise prohibiting consummation of the Transactions (collectively, “Restraints”).

Section 6.02          Conditions to the Obligations of the Company.  The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)          the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(b)          the Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing; and

(c)          the Company shall have received a certificate, signed on behalf of the Investor by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied; and

(d)          the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations, and a certified copy thereof shall have been delivered to the Investor.

Section 6.03          Conditions to the Obligations of the Investor.  The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)          the representations and warranties of the Company (i) set forth in Sections 3.01, 3.02, 3.03(a), 3.10, 3.11, 3.12, 3.13 and 3.14 shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.06(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date and (iii) set forth in this Agreement, other than in Sections 3.01, 3.02, 3.03(a), 3.06(b), 3.10 3.11, 3.12, 3.13 and 3.14, shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)          the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c)          the Investor shall have received a certificate, signed on behalf of the Company by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.03(a) and 6.03(b) have been satisfied;

(d)          only to the extent that the Initial Investor Director Designee has been designated at least ten Business Days prior to the Closing, the Board shall have taken all actions necessary and appropriate to cause to be elected or appointed to the Board, effective immediately upon the Closing, the Initial Investor Director Designee; and

(e)          the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement (as in effect as of the date hereof) in all material respects.

ARTICLE VII

Termination; Survival

Section 7.01          Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a)          by the mutual written consent of the Company and the Investor;

(b)          by either the Company or the Investor upon written notice to the other, if the Closing has not occurred on or prior to July 1, 2020 (the “Termination Date”); provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.01(b);

(c)          by either the Company or the Investor if any Restraint enjoining or otherwise prohibiting consummation of the Transactions shall be in effect and shall have become final and nonappealable prior to the Closing Date; provided that the right to terminate this Agreement pursuant to Section 7.01(c) shall not be available to any party unless such party has complied in all material respects with its obligations under Section 5.02;

(d)          by the Investor if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b); or

(e)          by the Company if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder which breach would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b).

Section 7.02          Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Article I, this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement and the Confidentiality Agreement (which shall survive in accordance with its terms except as otherwise provided herein)), and there shall be no liability on the part of the Investor or the Company in connection with this Agreement, except that no such termination shall relieve any party hereto from liability for damages to another party resulting from a willful and material breach of any representation, warranty, covenant or agreement in this Agreement prior to the date of termination or from Fraud; provided that, notwithstanding any other provision set forth in this Agreement, except in the case of Fraud, neither the Investor on the one hand, nor the Company on the other hand, shall have any such liability in excess of the Purchase Price.

Section 7.03          Survival.  All of the covenants or other agreements of the parties contained in this Agreement that by their terms are to be performed following the Closing shall survive the Closing until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.  Except for the warranties and representations contained in Sections 3.01, 3.02, 3.03(a), 3.10, 3.11, 3.12, 3.13, 3.14, 4.01, 4.02(a) and 4.06, which shall survive until the sixth (6th) anniversary of the Closing Date, the representations and warranties made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement.  For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

ARTICLE VIII

Miscellaneous

Section 8.01          Amendments; Waivers.  Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

Section 8.02          Extension of Time, Waiver, Etc.  The Company and the Investor may, subject to applicable Law and pursuant to a written instrument delivered by such party, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions.  Notwithstanding the foregoing, no failure or delay by the Company or an Investor Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03          Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that (a) the Investor or any Investor Party may assign its rights, interests and obligations under this Agreement, in whole or in part (including, without limitation, solely the right to purchase the Acquired Shares at the Closing in accordance with Section 2.02), to one or more Permitted Transferees, or as otherwise contemplated in Section 5.08 and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that no such assignment will relieve any Investor Party of its obligations hereunder prior to the Closing; provided, further, that no party hereto shall assign any of its obligations hereunder with the primary intent of avoiding, circumventing or eliminating such party’s obligations hereunder.  Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

Section 8.04          Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.05          Entire Agreement; No Third Party Beneficiaries; No Recourse.  (a)  This Agreement, including the Company Disclosure Letter, together with the Confidentiality Agreement, the Registration Rights Agreement, the Equity Commitment Letter and the Certificate of Designations, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

(b)          No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder, except that the Non-Recourse Parties shall be third party beneficiaries of this Section 8.05(b).  This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date of this Agreement or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Investor Parties, and no former, current or future equityholders, controlling persons, directors, officers, employees, general or limited partner, member, manager, advisor, agents, successors, assigns or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent successors, assigns or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations (whether written or oral) made or alleged to be made in connection herewith, and no personal liability shall attach to, be imposed upon or otherwise be incurred by the Non-Recourse Parties through the Investor or otherwise, whether by or through attempted piercing of the corporate (or partnership or limited liability company) veil, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for the Company’s rights against Sponsor under the Confidentiality Agreement and the Company’s right under the Equity Commitment Letter in accordance with its terms.  Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 8.06          Governing Law; Jurisdiction.  (a) This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b)          All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action.  The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.  Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09 of this Agreement.  The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07          Specific Enforcement.  The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur.  The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to specifically enforce the obligation of Investor to cause the Equity Commitment (as defined in the Equity Commitment Letter) to be funded and the Purchase to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.07), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Investor would have entered into this Agreement.  The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.  The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08          WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09          Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)  If to the Company, to it at:

US Foods, Inc.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
Attention: General Counsel
Email: [Redacted]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:	Robert I. Townsend, Esq.
O. Keith Hallam, III, Esq.
Jenny Hochenberg, Esq.

Email:	[Redacted]
[Redacted]
[Redacted]

(b)  If to the Investor or any Investor Party at:

KKR Fresh Aggregator L.P.
c/o c/o Kohlberg Kravis Roberts & Co. L.P.
2800 Sand Hill Road, Suite 200
Menlo Park, California 94025

Attention:	Nate Taylor
Email:	[Redacted]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Marni J. Lerner, Esq.
Email:	[Redacted]

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10          Severability.  If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11          Expenses.  Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.12          Interpretation.  (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise.  The terms “or”, “any” and “either” are not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The words “made available to the Investor” and words of similar import refer to documents delivered in Person or electronically to an Investor Party or its Representatives in each case no later than one (1) Business Day prior to the date of this Agreement.  All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States.  References to a Person are also to its permitted assigns and successors.  When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b)          The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Section 8.13          Investor Representative. Each Investor Party hereby consents to and authorizes (a) the appointment of KKR Fresh Aggregator L.P. as the Investor Representative hereunder (the “Investor Representative”) and as the attorney-in-fact for and on behalf of such Investor Party, and (b) the taking by the Investor Representative of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the Transactions, including (i) the exercise of the power to agree to execute any consents under this Agreement and (ii) to take all actions necessary in the judgment of the Investor Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Transactions.  Each Investor Party shall be bound by the actions taken by the Investor Representative exercising the rights granted to it by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Investor Representative.  If the Investor Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Investor Parties shall appoint a new Investor Representative as soon as reasonably practicable by written consent of holders of a majority of the then outstanding Series A Preferred Stock and/or shares of Common Stock that were issued upon conversion of shares of Series A Preferred Stock beneficially owned by the Investor or Investor Parties that are successors or assigns of the Investor by sending notice and a copy of the duly executed written consent appointing such new Investor Representative to the Company.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

US FOODS HOLDING CORP.

By:	/s/ Pietro Satriano
	Name:	Pietro Satriano
	Title:	CEO & President

[Signature Page to Investment Agreement]

INVESTOR:

KKR FRESH AGGREGATOR L.P.

By:	/s/ Nate Taylor
	Name:	Nate Taylor
	Title:	Authorized Person

[Signature Page to Investment Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATIONS OF

SERIES A CONVERTIBLE PREFERRED STOCK,

PAR VALUE $0.01,

OF

US FOODS HOLDING CORP.

Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), US FOODS HOLDING CORP., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:

That, the Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company, as filed with the Secretary of State of the State of Delaware, authorizes the issuance of 625,000,000 shares of capital stock, consisting of 600,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 25,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”);

That, subject to the provisions of the Certificate of Incorporation, the board of directors of the Company (the “Board”) is authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of Preferred Stock, and to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series.

That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board, on April 21, 2020, adopted the following resolution designating a new series of Preferred Stock as “Series A Convertible Preferred Stock”:

RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article Fourth of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock included in such series, shall be as follows:

SECTION 1.  Designation and Number of Shares.  The shares of such series of Preferred Stock shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”).  The number of authorized shares constituting the Series A Preferred Stock shall be 1,000,000.  That number from time to time may be increased or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized.  The Company shall not have the authority to issue fractional shares of Series A Preferred Stock.

SECTION 2.  Ranking.  The Series A Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:

(a) on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);

(b) junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and

(c) senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”).

SECTION 3.  Definitions.  As used herein with respect to Series A Preferred Stock:

“Accrued Dividend Record Date” has the meaning set forth in Section 4(e).

“Accrued Dividends” means, as of any date, with respect to any share of Series A Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but that have not, as of such date, been paid.

“Additional Make-Whole Shares” means, with respect to any share of Series A Preferred Stock, the number of shares of Common Stock equal to the quotient of (A) the product of (x) the Liquidation Preference with respect to such share of Series A Preferred Stock as of the Change of Control Purchase Date, multiplied by (y) 5.0%, such product divided by (B) the Conversion Price as of the Change of Control Purchase Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates, (ii) portfolio companies in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party and (iii) the Excluded Sponsor Parties shall not be deemed to be Affiliates of any Investor Party, the Company or any of the Company’s Subsidiaries.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”)

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shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Base Amount” means, with respect to any share of Series A Preferred Stock, as of any date of determination, the sum of (a) the Liquidation Preference and (b) the Base Amount Accrued Dividends with respect to such share as of such date.

“Base Amount Accrued Dividends” means, with respect to any share of Series A Preferred Stock, as of any date of determination, (a) if a Dividend Payment Date has occurred since the issuance of such share, the Accrued Dividends with respect to such share as of the Dividend Payment Date immediately preceding such date of determination (taking into account the payment of Dividends, if any, on or with respect to such Dividend Payment Date) or (b) if no Dividend Payment Date has occurred since the issuance of such share, zero.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series A Preferred Stock, if any, owned by such Person to Common Stock).

“Base Redemption Price” has the meaning set forth in Section 10(a)(i).

“Board” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended and as may be amended from time to time.

“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.

“Cash Dividend” has the meaning set forth in Section 4(c).

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificate of Incorporation” has the meaning set forth in the recitals above.

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“Change of Control” means the occurrence of one of the following, whether in a single transaction or a series of related transactions:

(a)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the Voting Stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;

(b)  the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, other than a transaction following which (1) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) in the case of a sale, transfer or lease of all or substantially all of the assets of the Company, other than to a Subsidiary or a Person that becomes a Subsidiary of the Company; or

(c)  shares of Common Stock or shares of any other Capital Stock into which the Series A Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above).

“Change of Control Effective Date” has the meaning set forth in Section 9(c).

“Change of Control Purchase Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Change of Control Put Price for such share to the Holder thereof.

“Change of Control Put” has the meaning set forth in Section 9(a).

“Change of Control Put Price” has the meaning set forth in Section 9(a).

“close of business” means 5:00 p.m. (New York City time).

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“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the NYSE on such date.  If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.

“Common Stock” has the meaning set forth in the recitals above.

“Company” has the meaning set forth in the recitals above.

“Company Redemption Date” has the meaning set forth in Section 10(a)(ii).

“Company Redemption Right” has the meaning set forth in Section 10(a)(i).

“Constituent Person” has the meaning set forth in Section 12(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

“Conversion Date” has the meaning set forth in Section 8(a).

“Conversion Notice” has the meaning set forth in Section 8(a)(i).

“Conversion Price” means, for each share of Series A Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate.

“Conversion Rate” means, for each share of Series A Preferred Stock, 46.5116 shares of Common Stock, subject to adjustment as set forth herein.

[“Conversion Restrictions” has the meaning set forth in Section 6(c).]

“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.

“DGCL” has the meaning set forth in the recitals above.

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“Distributed Property” has the meaning set forth in Section 11(a)(iv).

“Distribution Transaction” means any distribution of equity securities of a Subsidiary of the Company to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.

“Dividends” has the meaning set forth in Section 4(a).

“Dividend Payment Date” means [March 31, June 30, September 30 and December 31] of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.

“Dividend Payment Period” means in respect of any share of Series A Preferred Stock the period from and including the Issuance Date of such share to but excluding the next Dividend Payment Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.

“Dividend Rate” means 7.0% or, to the extent and during the period with respect to which such rate has been adjusted as provided in Section 4(d) and/or Section 9(g), such adjusted rate.

“Dividend Record Date” has the meaning set forth in Section 4(e).

[“Excess Amount” has the meaning set forth in Section 6(c).]

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 12(a).

“Excluded Sponsor Parties” has the meaning set forth in the Investment Agreement.

“Expiration Date” has the meaning set forth in Section 11(a)(iii).

“Fall-Away of Investor Board Rights” has the meaning set forth in the Investment Agreement.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion.

“Holder” means a Person in whose name the shares of the Series A Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar,

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paying agent and Conversion Agent as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series A Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Implied Quarterly Dividend Amount” means, with respect to any share of Series A Preferred Stock, as of any date, the product of (a) the Base Amount of such share on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Issuance Date of such share) multiplied by (b) one fourth of the Dividend Rate applicable on such date.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Company.

[“Individual Holder Share Cap” means, with respect to any individual Holder, the maximum number of shares of Common Stock that could be issued by the Company to such Holder without triggering a change of control under NYSE Rule 312.03(d) (or its successor).]

“Initial Dividends” all Dividends the Holders are entitled to receive pursuant to Section 4 with respect to the first four Dividend Payment Periods following the Issuance Date, including any amounts to which the Holders are entitled to receive pursuant to Section 4(d) on such Dividends.

“Investment Agreement” means that certain Investment Agreement between the Company and the Investor dated as of April 21, 2020, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

“Investor” has the meaning set forth in the Investment Agreement.

“Investor Designee” means an individual nominated by the Board as a “Investor Designee” for election to the Board pursuant to Section 5.10(a), Section 5.10(d) or Section 5.10(e) of the Investment Agreement.

“Investor Parties” means the Investor and each Permitted Transferee of the Investor to whom shares of Series A Preferred Stock or Common Stock are transferred pursuant to Section 5.07(b)(i) of the Investment Agreement.

“Issuance Date” means, with respect to any share of Series A Preferred Stock, the date of issuance of such share.

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“Junior Stock” has the meaning set forth in Section 2(c).

“Liquidation Preference” means, with respect to any share of Series A Preferred Stock, as of any date, $1,000 per share.

“Mandatory Conversion” has the meaning set forth in Section 7(a).

“Mandatory Conversion Date” has the meaning set forth in Section 7(a).

“Mandatory Conversion Price” means 200% of the Conversion Price, as adjusted pursuant to the provisions of Section 11(a). The Mandatory Conversion Price shall initially be $43.00.

“Market Disruption Event” means any of the following events:

(a) any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(b) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

“Notice of Company Redemption” has the meaning set forth in Section 10(a)(ii).

“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).

“NYSE” means the New York Stock Exchange.

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer or the Secretary of the Company.

“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.

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“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.

“Parity Stock” has the meaning set forth in Section 2(a).

“Permitted Transferee” has the meaning set forth in the Investment Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.

“PIK Dividend” has the meaning set forth in Section 4(c).

“PIK Dividend Ratio” has the meaning set forth in Section 4(c).

“Preferred Stock” has the meaning set forth in the recitals above.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

“Redemption Date” means, with respect to each share of Series A Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for such share to the Holder of such share.

“Redemption Price” has the meaning set forth in Section 10(a)(i).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series A Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

“Reorganization Event” has the meaning set forth in Section 12(a).

“Required Number of Shares” has the meaning set forth in Section 9(g).

“Senior Stock” has the meaning set forth in Section 2(b).

“Series A Preferred Stock” has the meaning set forth in Section 1.

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[“Share Cap” means a number of shares of Common Stock equal to the product of (i) 0.199 and (ii) [●]1 (subject to adjustment in the event of a stock split, stock dividend, combination or other proportionate adjustment).]

“Stockholder Approval” has the meaning set forth in the Investment Agreement.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Trading Period” has the meaning set forth in Section 7(a).

“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series A Preferred Stock, and its successors and assigns.  The Transfer Agent initially shall be American Stock Transfer & Trust Company, LLC.

“Trigger Event” has the meaning set forth in Section 11(a)(vii).

“Voting Stock” means (i) with respect to the Company, the Common Stock, the Series A Preferred Stock (subject to the limitations set forth herein) and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “USFD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).

1 Note to Draft:  To insert number of shares of Common Stock outstanding.

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SECTION 4.  Dividends.  (a)  Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).

(b)  Accrual of Dividends.  Dividends on each share of Series A Preferred Stock (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by law, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls; provided that if during any Dividend Payment Period any Accrued Dividends in respect of one or more prior Dividend Payment Periods are paid, then after the date of such payment the amount of Dividends accruing with respect to any share of Series A Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Accrued Dividends) by (y) the actual number of days in such Dividend Payment Period. The amount of Dividends payable with respect to any share of Series A Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series A Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term, and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.

(c)  Payment of Dividend.  With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, in its sole discretion, Dividends (i) in cash (any Dividend or portion of a Dividend paid in cash, a “Cash Dividend”), if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, (ii) as a dividend in kind, additional duly authorized, validly issued and fully paid and nonassessable shares of Series A Preferred Stock (any Dividend or portion of a Dividend paid in the manner provided in this clause, a “PIK Dividend”) having value (as determined in accordance with the immediately following sentence) equal to the amount of Accrued Dividends during such Dividend Payment Period or (iii) through a combination of either of the foregoing; provided that (A) the Company shall pay all Initial Dividends solely in the form of PIK Dividends, (B) Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward), (C) if the Company pays a PIK Dividend, no fractional shares of Series A Preferred Stock shall be issued to any Holder (after taking into account all shares of Series A Preferred Stock held by such Holder) and in lieu of any such fractional share, the Company shall pay to such Holder, at the Company’s option, either (1) an amount in cash equal to the applicable fraction of a share of Series A Preferred Stock multiplied by the Liquidation Preference per share of Series A Preferred Stock or (2) one additional whole share of Series A Preferred Stock and (D) with respect to any Dividend Payment Date where the Company pays a combination of a PIK Dividend and a Cash Dividend, the proportion of a

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Dividend paid to any Holder that consists of a PIK Dividend (the “PIK Dividend Ratio”) shall be the same as the PIK Dividend Ratio with respect to each Dividend paid to each other Holder that receives a Dividend on such Dividend Payment Date. In the event that the Company pays a PIK Dividend, each share of Series A Preferred Stock paid in connection therewith shall have a deemed value for such purpose equal to the Liquidation Preference per share of Series A Preferred Stock, and the number of additional shares of Series A Preferred Stock issuable to Holders in connection with the payment of a PIK Dividend will be, with respect to each share of Series A Preferred Stock, and without limiting the proviso above concerning fractional shares, the number (or fraction) obtained from the quotient of (1) the amount of the applicable PIK Dividend per share of Series A Preferred Stock divided by (2) the Liquidation Preference per share of Series A Preferred Stock. Accrued Dividends in respect of any prior Dividend Payment Periods may be paid on any date (whether or not such date is a Dividend Payment Date) if, as and when authorized by the Board, or any duly authorized committee thereof as declared by the Company.

(d)  Arrearages.  If the Company fails to declare and pay a full Dividend on the Series A Preferred Stock on any Dividend Payment Date, then any Dividends otherwise payable on such Dividend Payment Date on the Series A Preferred Stock shall continue to accrue and cumulate at a Dividend Rate of 10.0 % per annum, until such failure is cured, payable quarterly in arrears on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Issuance Date, as applicable) upon which the Company fails to pay a full Dividend on the Series A Preferred Stock through but not including the latest of the day upon which the Company pays in accordance with Section 4(c) all Dividends on the Series A Preferred Stock that are then in arrears.  Dividends shall accumulate from the most recent date through which Dividends shall have been paid, or, if no Dividends have been paid, from the Issuance Date.

(e)  Record Date.  The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the [fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date] (each, a “Dividend Record Date”), and the record date for payment of any Accrued Dividends that were not declared and paid on any relevant Dividend Payment Date will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, an “Accrued Dividend Record Date”), in each case whether or not such day is a Business Day.

(f)  Priority of Dividends.  So long as any shares of Series A Preferred Stock remain outstanding, unless full Dividends on all outstanding shares of Series A Preferred Stock have been declared and paid, including any accrued and unpaid Dividends on the Series A Preferred Stock that are then in arrears, or have been or contemporaneously are declared and a sum sufficient for the payment of those dividends has been or is set aside for the benefit of the Holders, the Company may not declare any dividend on, or make any distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:

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(i) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;

(ii) purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;

(iii) as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock);

(iv) purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;

(v) payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(vi) distributions of Junior Stock or rights to purchase Junior Stock; or

(vii) any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption or repurchase of any rights under any such.

Notwithstanding the foregoing, for so long as any shares of Series A Preferred Stock remain outstanding, if dividends are not declared and paid in full upon the shares of Series A Preferred Stock and any Parity Stock, all dividends declared upon shares of Series A Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series A Preferred Stock and accrued and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.

Subject to the provisions of this Section 4, dividends may be authorized by the Board, or any duly authorized committee thereof, and declared and paid by the Company, or any duly authorized committee thereof, on any Junior Stock and Parity Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to the adjustments otherwise provided under Section 11(a) or Section 12(a), as applicable).

(g)  Conversion Following a Record Date.  If the Conversion Date for any shares of Series A Preferred Stock is prior to the close of business on a Dividend Record Date or an Accrued Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Accrued Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable.  If the Conversion Date for any shares of Series A Preferred Stock is after the close of business on a Dividend Record Date or an Accrued Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Accrued Dividend Record Date, as

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applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend shall not be included for the purpose of determining the amount of Accrued Dividends under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.

SECTION 5.  Liquidation Rights.  (a)  Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference plus (B) the Accrued Dividends with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.

(b)  Partial Payment.  If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c)  Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

SECTION 6.  Right of the Holders to Convert.

(a)  Each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series A Preferred Stock at any time into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such

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share of Series A Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h); provided that no such conversion shall be permitted until the expiration or early termination of the applicable waiting period under the HSR Act with respect to any conversion of the Series A Preferred Stock. The right of conversion may be exercised as to all or any portion of such Holder’s Series A Preferred Stock from time to time; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series A Preferred Stock (unless such conversion relates to all shares of Series A Preferred Stock held by such Holder).

(b)  The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series A Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.

(c)  [Notwithstanding the foregoing or anything else in this Certificate of Designations to the contrary, unless and until the Stockholder Approval (to the extent required under the listing rules of the NYSE) is obtained, (i) the Holders shall not have the right to acquire shares of Common Stock, and the Company shall not be required to issue shares of Common Stock, in excess of the Share Cap and (ii) no Holder shall have the right to acquire shares of Common Stock, and the Company shall not be required to issue shares of Common Stock to such Holder, in excess of such Holder’s Individual Holder Share Cap (collectively, the “Conversion Restrictions”), and in each case, the Company shall either obtain Stockholder Approval of such issuances or deliver, in lieu of any shares of Common Stock otherwise deliverable upon conversion in excess of the Conversion Restrictions, an amount of cash per share equal to the VWAP per share of Common Stock on the Trading Day immediately preceding the Conversion Date (such cash amount, the “Excess Amount”).]

SECTION 7.  Mandatory Conversion by the Company.  (a)  At any time after the three (3) year anniversary of the Original Issuance Date, if the VWAP per share of Common Stock was greater than the Mandatory Conversion Price for at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (such thirty (30) consecutive Trading Day period, the “Trading Period”), the Company may elect to convert (a “Mandatory Conversion”) all, but not less than all, of the outstanding shares of Series A Preferred Stock into shares of Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”).  In the case of a Mandatory Conversion, each share of Series A Preferred Stock then outstanding shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of the Liquidation Preference and the Accrued Dividends with respect to such share of Series A Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h)[; provided that, if as a result of the Conversion Restrictions, all shares of Series A Preferred Stock may not be converted into Common Stock at such time, either obtain Stockholder Approval of such issuances or deliver the maximum number of shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock at such time, together with an amount of cash

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equal to the Excess Amount in lieu of any such shares of Common Stock otherwise deliverable upon a Mandatory Conversion in excess of the Conversion Restrictions.]

(b)  Notice of Mandatory Conversion.  If the Company elects to effect Mandatory Conversion, the Company shall, within ten (10) Business Days following the completion of the applicable thirty (30) day Trading Period referred to in Section 7(a) above, provide notice of Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date. The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date selected by the Company; and

(ii) the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares of Common Stock to be issued to such Holder upon conversion of each share of Series A Preferred Stock held by such Holder and, if applicable, the amount of Accrued Dividends as of the Mandatory Conversion Date.

SECTION 8.  Conversion Procedures and Effect of Conversion.  (a)  Conversion Procedure.  A Holder must do each of the following in order to convert shares of Series A Preferred Stock pursuant to this Section 8(a):

(i) in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional on the completion of a Change of Control or other corporate transaction;

(ii) deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series A Preferred Stock to be converted;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 21.

The foregoing clauses (ii), (iii) and (iv) shall be conditions to the issuance of shares of Common Stock to the Holders in the event of a Mandatory Conversion pursuant to Section 7 (but, for the avoidance of doubt, not to the Mandatory Conversion of the shares of Series A Preferred Stock on the Mandatory Conversion Date). The Holder may, in respect of a Mandatory Conversion, deliver a notice to the Conversion Agent specifying, in respect of the deliverable shares of Common Stock, a delivery method of either book-entry basis, through the facilities of The Depositary Trust Company or certificated form. If no such notice is delivered, the Holder shall be deemed to have chosen delivery by book-entry.

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The “Conversion Date” means (A) with respect to conversion of any shares of Series A Preferred Stock at the option of any Holder pursuant to Section 6(a), the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.

(b)  Effect of Conversion.  Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series A Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall cease to be outstanding.

(c)  Record Holder of Underlying Securities as of Conversion Date.  The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series A Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date.  As promptly as practicable on or after the Conversion Date and compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter; provided however that, if a written notice from the Holder in accordance with Section 8(a) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice and no later than the seventh (7th) Business Day thereafter), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h) [and any Excess Amount]) and, to the extent applicable, any cash, securities or other property issuable thereon.  Such delivery of shares of Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, through the facilities of The Depositary Trust Company or in certificated form.  Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depositary Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion).  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series A Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d)  Status of Converted or Reacquired Shares.  Shares of Series A Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof.  All such shares shall, upon their retirement and any filing required by the DGCL, become authorized but unissued shares of Preferred Stock, without designation as to series until

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such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.

SECTION 9.  Change of Control.  (a)  Change of Control Put.  Subject to the application of Sections 9(c) and 9(h), upon the occurrence of a Change of Control, each Holder of outstanding shares of Series A Preferred Stock shall either (i) on or before the fifth (5th) Business Day prior to the Change of Control Effective Date, convert all or a portion of its shares of Series A Preferred Stock pursuant to Section 6(a); provided, that, if the Change of Control Effective Date occurs at any time prior to the fifth (5th) anniversary of the Original Issuance Date and a Holder elects to convert all or a portion of its shares of Series A Preferred Stock in accordance with this Section 9(a)(i), in addition to the number of shares of Common Stock issued upon conversion of such Series A Preferred Stock pursuant to Section 6(a), the Company shall issue each holder of the Series A Preferred Stock a number of shares of Common Stock equal to the Additional Make-Whole Shares, or (ii) require the Company to purchase (a “Change of Control Put”) all of such Holder’s shares of Series A Preferred Stock that have not been so converted at a purchase price per share of Series A Preferred Stock, payable in cash, equal to the product of (A) if the Change of Control Effective Date occurs at any time prior to the fifth (5th) anniversary of the Original Issuance Date, 105% and (B) if the Change of Control Effective Date occurs on or after the fifth (5th) anniversary of the Original Issuance Date, 100%, multiplied by of the sum of (x) the Liquidation Preference of such share of Series A Preferred Stock, plus (y) the Accrued Dividends in respect of such share of Series A Preferred Stock , in each case as of the applicable Change of Control Purchase Date (the “Change of Control Put Price”); provided that the Company shall only be required to pay the Change of Control Put Price to the extent such purchase can be made out of funds legally available therefor in accordance with Section 9(g). For clarity, if a Holder does not convert all of its shares of Series A Preferred Stock as set forth in clause (i) above, then all shares of Series A Preferred Stock held by such Holder and not so converted shall no longer be convertible and shall automatically and without any action by the Holder be subject solely to the Change of Control Put.

(b)  Initial Change of Control Notice.  On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed).

(c)  Final Change of Control Notice.  Within two (2) days following the effective date of the Change of Control (the “Change of Control Effective Date”) (or if the Company discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company on such Change of Control Effective Date, which notice shall contain:

(i) a statement setting forth in reasonable detail the calculation of the Change of Control Put Price with respect to such Holder;

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(ii) the purchase date for such shares, which shall be between 30 and 60 days after such notice is mailed; and

(iii) the instructions a Holder must follow to receive the Change of Control Put Price in connection with such Change of Control.

(d)  Change of Control Put Procedure.  To receive the Change of Control Put Price, a Holder must, no later than 5:00 p.m., New York City time, on the Change of Control Put Date, surrender to the Conversion Agent the certificates representing the shares of Series A Preferred Stock to be repurchased by the Company or lost stock affidavits therefor to the extent applicable.

(e)  Delivery upon Change of Control Put.  Upon a Change of Control Put, subject to Section 9(g) below, the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer the Change of Control Put Price for such Holder’s shares of Series A Preferred Stock.

(f)  Treatment of Shares.  Until a share of Series A Preferred Stock is purchased by the payment in full of the applicable Change of Control Put Price, such share of Series A Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein; provided that no such shares of Series A Preferred Stock may be converted into shares of Common Stock following the Change of Control Effective Date.

(g)  Sufficient Funds.  If the Company shall not have sufficient funds legally available under the DGCL to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under Section 9(a) (the “Required Number of Shares”), the Company shall (i) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 9(a), a number of shares of Series A Preferred Stock with an aggregate Change of Control Put Price equal to the amount legally available for the purchase of shares of Series A Preferred Stock under the DGCL and (ii) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Put Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Change of Control Put Price in full when due in accordance with this Section 9 in respect of some or all of the shares or Series A Preferred Stock to be repurchased pursuant to the Change of Control Put, the Company will pay Dividends on such shares not repurchased at a Dividend Rate of 10.0% per annum until such shares are repurchased, payable quarterly in arrears on each Dividend Payment Date, for the period from and including the first Dividend Payment Date (or the Issuance Date, as applicable) upon which the Company fails to pay the Change of Control Put Price in full when due in accordance with this Section 9 through but not including the latest of the day upon which the Company pays the Change of Control Put Price in full in accordance with this Section 9.  Notwithstanding the foregoing, in the event a Holder exercises a Change of Control Put pursuant to this Section 9 at a time when the Company is restricted or prohibited (contractually or

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otherwise) from redeeming some or all of the Series A Preferred Stock subject to the Change of Control Put, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.

(h)  Change of Control Agreements.  The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Put in a manner that is consistent with and gives effect to this Section 9, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Put Price in respect of shares of Series A Preferred Stock that have not been converted into Common Stock prior to the Change of Control Effective Date pursuant to Section 6 or 7, as applicable.

(i)  Upon full payment of the Change of Control Put Price, for any shares of Series A Preferred Stock subject to a Change of Control Put, such shares will cease to be entitled to any dividends that may thereafter be payable on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights (except the right to receive the Change of Control Put Price) of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.

(j)  From and after the date specified by the Company for purchase of such shares, with respect to any share of Series A Preferred Stock to be purchased by the Company and which has been purchased in accordance with the provisions of this Section 9, or for which the Company has deposited an amount equal to the Change of Control Put Price in respect of such share with the Transfer Agent, then (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.

SECTION 10.  Redemption.  (a)  Redemption at the Option of the Company.

(i) At any time on or after the 5-year anniversary of the Original Issuance Date, the Company shall have the right (the “Company Redemption Right”) to redeem, in whole or, from time to time in part, the shares of Series A Preferred Stock of any Holder outstanding at such time at a redemption price equal to (A) the sum of (x) the Liquidation Preference of the shares of Series A Preferred Stock to be redeemed plus (y) the Accrued Dividends with respect to such shares of Series A Preferred Stock as of the applicable Redemption Date (such price, the “Base Redemption Price”), multiplied by (B) (1) if the Redemption Date occurs at any time on or after the fifth (5th) anniversary of the Original Issuance Date and prior to the sixth (6th) anniversary of the Original Issuance Date, 105%, (2) if the Redemption Date occurs at any time on or after the sixth (6th)

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anniversary of the Original Issuance Date and prior to the seventh (7th) anniversary of the Original Issuance Date, 103%, or (3) if the Redemption Date occurs at any time on or after the seventh (7th) anniversary of the Original Issuance Date, 100% (such price, the “Redemption Price”). Notwithstanding the foregoing, the Company will not exercise the Company Redemption Right, or otherwise send a Notice of Company Redemption in respect of the redemption of, any Series A Preferred Stock pursuant to this Section 10 unless the Company has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series A Preferred Stock called for redemption.  The Redemption Price shall be payable in cash.  If fewer than all of the shares of Series A Preferred Stock then outstanding are to be redeemed pursuant to this Section 10(a), then such redemption shall occur on a pro rata basis with respect to all Holders based on the total number of shares of Series A Preferred Stock then held by such Holder relative to the total number of shares of Series A Preferred Stock then outstanding.

(ii) To exercise the Company Redemption Right pursuant to this Section 10(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to the Holders and the Transfer Agent at least ten (10) days prior to the date designated therein for such redemption (the “Company Redemption Date”).   The Notice of Company Redemption shall contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series A Preferred Stock specified to be redeemed by the Company.  The Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in such Notice of Company Redemption, cash by wire transfer in an amount equal to the Redemption Price of the shares of Series A Preferred Stock in respect of which such Holder has complied with such instructions accordance herewith.

(iii) From and after the Company Redemption Date with respect to any share of Series A Preferred Stock specified to be redeemed by the Company and which has been redeemed in accordance with the provisions of this Section 10(a), or for which the Company has deposited an amount equal to the Redemption Price in respect of such share with the Transfer Agent, then (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.

(b)  In the event that the Company Redemption Right is exercised with respect to shares of Series A Preferred Stock representing less than all the shares of Series A Preferred Stock held by a Holder, upon such redemption, the Company shall execute and the Transfer Agent shall countersign and deliver to such Holder, at the expense of the Company, a certificate representing the shares of Series A Preferred Stock held by the Holder as to which a Company Redemption Right was not exercised (or book-entry interests representing such shares).

SECTION 11.  Anti-Dilution Adjustments.  (a)  Adjustments.  The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series A Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series A Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series A

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Preferred Stock, as if they held a number of shares of Common Stock equal to the Conversion Rate multiplied by the number of shares of Series A Preferred Stock held by such Holders:

(i)  The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

CR0          =          the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1          =          the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0          =          the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1          =          the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii)  The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(vii) shall apply)), options or warrants entitling them to subscribe for or purchase shares of Common Stock for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X)] / (OS0+Y)

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance

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OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

(iii)  The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration

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Date”), in which event the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1))] / (SP1 x OS0)

CR0          =          the Conversion Rate in effect immediately prior to the close of business on the Expiration Date

CR1          =          the new Conversion Rate in effect immediately after the close of business on the Expiration Date

FMV          =          the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

OS0          =          the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

OS1          =          the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1          =          the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date

Such adjustment shall become effective immediately after the close of business on the Expiration Date.  If an adjustment to the Conversion Rate is required under this Section 11(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).

In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

(iv)  The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in

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Section 11(a)(i) or Section 11(a)(ii) hereof, (B) Distribution Transactions as to which Section 11(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(vii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

CR0          =          the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1          =          the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0          =          the Current Market Price as of the Record Date for such dividend or distribution

FMV          =          the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series A Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution.  If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)  The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

CR0          =          the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction

CR1          =          the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction

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FMV          =          the arithmetic average of the volume-weighted average prices for a share of the capital stock or other interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the effective date of the Distribution Transaction

MP0          =          the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the effective date of the Distribution Transaction

Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction.  If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).

(vi)  The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [SP0 / (SP0 – C)]

CR0          =          the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution

CR1          =          the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

SP0          =          the Current Market Price as of the Record Date for such dividend or distribution

C          =          the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series A Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series A Preferred Stock, in respect of each share of Series A Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution

Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution.  If any

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dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.

(vii)  If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series A Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Company Common Stock as described in Section 11(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof.  Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 11(a)(vii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.

(b)  Calculation of Adjustments.  All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).  No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.

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(c)  When No Adjustment Required.  (i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.

(ii) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.

(iii) No adjustment to the Conversion Rate will be made:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs, including, without limitation, the Company’s 2016 and 2019 Long-Term Incentive Plans;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series A Preferred Stock; or

(D) for a change in the par value of the Common Stock.

(d)  Successive Adjustments.  After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)  Multiple Adjustments.  For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f)  Notice of Adjustments.  Whenever the Conversion Rate is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

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(i) compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.

(g)  Conversion Agent.  The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate.  The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series A Preferred Stock and the Conversion Agent makes no representation with respect thereto.  The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series A Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.

(h)  Fractional Shares.  No fractional shares of Common Stock will be delivered to the Holders upon conversion.  In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, either (i) an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date or (ii) one additional whole share of Common Stock.  In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series A Preferred Stock or pursuant to the issuance of Additional Make-Whole Shares will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted and/or issued on any single Conversion Date or Change of Control Purchase Date.

SECTION 12.  Adjustment for Reorganization Events.

(a)  Reorganization Events.  In the event of:

(i) any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;

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(ii) any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;

(each of which is referred to as a “Reorganization Event”), each share of Series A Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons or such Affiliate thereof.  If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.

(b)  Successive Reorganization Events.  The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of Capital Stock received by the holders of the Common Stock in any such Reorganization Event.

(c)  Reorganization Event Notice.  The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 12.

(d)  Reorganization Event Agreements.  The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series A

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Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.

SECTION 13.  Voting Rights.

(a)  General.  Except as provided in Section 13(b), Holders of shares of Series A Preferred Stock shall be entitled to vote as a single class with the holders of the Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock on all matters submitted to a vote of the holders of Common Stock (and, if applicable, holders of any other class or series of Capital Stock of the Company); provided that no Holder of shares of Series A Preferred Stock shall be entitled to vote with the holders of Common Stock or any other class or series of Capital Stock of the Company until the expiration or early termination of the applicable waiting period under the HSR Act with respect to any conversion of the Series A Preferred Stock.  Each Holder shall be entitled to the number of votes[, not to exceed such Holder’s Individual Share Cap,] equal to the product of (i) the largest number of whole shares of Common Stock into which all shares of Series A Preferred Stock could be converted pursuant to Section 6 [(taking into account the Conversion Restrictions to the extent applicable)] multiplied by (ii) a fraction the numerator of which is the number of shares of Series A Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series A Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed.  The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws of the Company.

(b)  Adverse Changes.  The vote or consent of the Holders of at least a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:

(i) any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock or the Holder thereof;

(ii) any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Parity Stock or Senior Stock or any other class or series of Capital Stock of the Company ranking senior

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to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; and

(iii) any increase or decrease in the authorized number of shares of Series A Preferred Stock or issuance of shares of Series A Preferred Stock after the Issuance Date other than shares issued as PIK Dividends with respect to shares of Series A Preferred Stock that were issued on the Issuance Date.

provided, however, (A) that, with respect to the occurrence of any of the events set forth in clause (i) above, so long as (1) the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, or (2) the holders of the Series A Preferred Stock receive equity securities with rights, preferences, privileges and voting power substantially the same as those of the Series A Preferred Stock, then the occurrence of such event shall not be deemed to adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any of the events set forth in clause (i) above and (B) that the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (other than the Series A Preferred Stock) into, or the issuance of, Junior Stock will not require the vote the holders of the Series A Preferred Stock.

For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation.

(c)  Each Holder of Series A Preferred Stock will have one vote per share on any matter on which Holders of Series A Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.

(d)  The vote or consent of the Holders of a majority of the shares of Series A Preferred Stock outstanding at such time, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the provisions of Section 9(h) of this Certificate of Designations, and any amendment or waiver of any of the provisions of Section 9(h) approved by such percentage of the Holders shall be binding on all of the Holders.

(e)  For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, the Holders of Series A Preferred Stock shall have the exclusive consent and voting rights set forth in Section 13(b) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series A Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders.

SECTION 14.  Election of Directors. Provided that the Fall-Away of Investor Board Rights has not occurred, (i) the Holders of a majority of the then outstanding shares of

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Series A Preferred Stock shall have, at each annual meeting of the Company’s stockholders at which the Board is obligated to nominate one or more Investor Designees for election to the Board pursuant to and in accordance with the Investment Agreement, the exclusive right, voting separately as a class, to elect or appoint such Investor Designee(s) to the Board, irrespective of whether the Board has nominated such Investor Designee(s), (ii) notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws, the Holders of a majority of the then outstanding shares of Series A Preferred Stock shall have the exclusive right to remove any Investor Designee(s) at any time for any reason or no reason (with or without cause) by sending a written notice to the Company and, upon receipt of such notice by the Company, such Investor Designee(s) shall be deemed to have resigned from the Board, and (iii) in the event of the death, disability, resignation or removal of any Investor Designee(s), the Investor Parties shall have the exclusive right to designate or appoint a successor to fill the vacancy created thereby. The Board and the holders of Common Stock shall not have the right to remove any Investor Designee from the Board (even for cause), such right of removal being vested exclusively with the Holders of a majority of the then outstanding shares of Series A Preferred Stock.

SECTION 15.  Preemptive Rights.  Except for the right to participate in any issuance of new equity securities by the Company as set forth in the Investment Agreement, the Holders shall not have any preemptive rights.

SECTION 16.  Term.  Except as expressly provided in this Certificate of Designations, the shares of Series A Preferred Stock shall not be redeemable or otherwise mature and the term of the Series A Preferred Stock shall be perpetual.

SECTION 17.  Creation of Capital Stock.  Subject to Section 13(b)(ii), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.

SECTION 18.  No Sinking Fund.  Shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

SECTION 19.  Transfer Agent, Conversion Agent, Registrar and Paying Agent.  The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series A Preferred Stock shall be The American Stock Transfer & Trust Company, LLC.  The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series A Preferred Stock and thereafter may remove or replace such other Person at any time.  Upon any such appointment or removal, the Company shall send notice thereof by first class mail, postage prepaid, to the Holders.

SECTION 20.  Replacement Certificates.  (a)  Mutilated, Destroyed, Stolen and Lost Certificates.  If physical certificates evidencing the Series A Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent.  The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

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(b)  Certificates Following Conversion.  If physical certificates representing the Series A Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series A Preferred Stock on or after the Conversion Date applicable to such shares.  In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock formerly evidenced by the physical certificate.

SECTION 21.  Taxes.  (a)  Transfer Taxes.  The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities.  However, in the case of conversion of Series A Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock, shares of Common Stock or other securities to a beneficial owner other than the beneficial owner of the Series A Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b)  Withholding.  All payments and distributions (or deemed distributions) on the shares of Series A Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

SECTION 22.  Notices.  All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed:  (i) if to the Company, to its office at US Foods Holding Corp., 9399 W. Higgins Road, Suite 500, Rosemont, IL  60018 (Attention:  General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 23.  Facts Ascertainable.  When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor.  The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series A Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.

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SECTION 24.  Waiver.  Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

SECTION 25.  Severability.  If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

SECTION 26.  Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Company and the Investor Parties, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor Parties or any of their respective officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries (other than the Company and its Subsidiaries), or any of their respective designees on the Company’s Board and/or any of their respective representatives who, from time to time, may act as officers of the Company, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company. Any Person purchasing or otherwise acquiring any interest in any shares of Capital Stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 26. Neither the alteration, amendment or repeal of this Section 26, nor the adoption of any provision of the Certificate of Incorporation or this Certificate of Designations inconsistent with this Section 26, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 26 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 26, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Section 26 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 26 (including, without limitation, each portion of any paragraph of this Section 26 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 26 (including, without limitation, each such portion of any paragraph of this Section 26 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to

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protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law. This Section 26 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director, officer, employee or agent of the Company under the Certificate of Incorporation, the Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this [●] day of [●], 2020.

US FOODS HOLDING CORP.,

By:
Name
Title

[Signature Page to Certificate of Designations]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

[To be separately provided.]

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2020 (the “Agreement”), by and among US Foods Holding Corp., a Delaware corporation (the “Company”), and KKR Fresh Aggregator L.P., a Delaware limited partnership (together with its successors and assigns, the “Investor”).  The Investor and any other party that may become a party hereto pursuant to Section 9(c) are referred to collectively as the “Stockholders” and individually each as a “Stockholder”.

RECITALS

WHEREAS, the Company and the Investor are parties to the Investment Agreement, dated as of April 21, 2020 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Investor, and the Investor is purchasing from the Company, an aggregate of 500,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”), which is convertible into shares of Common Stock;

WHEREAS, as a condition to the obligations of the Company and the Investor under the Investment Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Stockholders.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

AGREEMENT

1.              Definitions.  As used in this Agreement, the following capitalized terms shall have the following respective meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with external legal counsel): (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such registration statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including its correlative meanings, “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“as converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Series A Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock on such date (at the Conversion Rate in effect on such date as set forth in the Certificate of Designations).

“Business Day”  or “business day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.

“Certificate of Designation” means the Certificate of Designations setting forth voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock, dated as of the date hereof.

“Charitable Gifting Event” means any transfer by a Holder of Registrable Securities, or any subsequent transfer by such Holder’s members, partners or other employees, in connection with a bona fide gift to any Charitable Organization made in connection with sales of Registrable Securities by a Holder pursuant to an effective registration statement.

“Charitable Organization” means a charitable organization as described by Section 501(c)(3) of the Internal Revenue Code of 1986, as in effect from time to time.

“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, par value $0.01 per share.

“Conversion Rate” has the meaning set forth in the Certificate of Designations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Holdback Period” means the period commencing on the date of an underwriters’ request (which shall be no earlier than four Business Days prior to the expected “pricing” of the related underwritten offering) and continuing for not more than 90 calendar days after the date of the final prospectus (or final prospectus supplement if the offering is made pursuant to a shelf registration), pursuant to which such underwritten offering shall be made, or such lesser period as is required by such underwriters (which shall also apply equally to all Holders).

“Holder” means any Stockholder holding Registrable Securities.

“Lock-Up Period” has the meaning set forth in the Investment Agreement.

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“NYSE” means the New York Stock Exchange.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group comprised of two or more of the foregoing.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post- effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means any Common Stock held by a Holder.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or other exemption from registration under the Securities Act), (iii) in the case of a Holder, all shares of Common Stock held by such Holder, on an as converted basis, constitute less than 1% of all outstanding shares of Common Stock and may be sold in a single day pursuant to, and in accordance with, subsection (k) of Rule 144, (iv) they shall have ceased to be outstanding or (v) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities.

“Registration Statement” means any registration statement of the Company filed with the SEC under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

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“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

2.              Incidental Registrations.

(a)          Right to Include Registrable Securities.  If, following the expiration of the Lock-Up Period, the Company proposes to register its Common Stock under the Securities Act (other than pursuant to a Registration Statement filed by the Company on Form S‑4 or S‑8, or any successor or other forms promulgated for similar purposes or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will, at each such time, give prompt written notice to all Holders of Registrable Securities of its intention to do so and of such Holders’ rights under this Section 2.  Upon the written request of any such Holder made within seven calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the registration expenses pursuant to Section 6 hereof in connection therewith), without prejudice to the rights of the Holders of Registrable Securities to request that such registration be effected as a registration under Section 3, and (ii) if such registration involves an underwritten offering, all Holders of Registrable Securities requesting to be included in the Company’s registration and to participate in the underwritten offering must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability, as are customary in combined primary and secondary offerings by the Company and the Investor.  If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing at least two business days prior to the effective date of the Registration Statement filed in connection with such registration or, in the case of a takedown from a Shelf Registration Statement, prior to the launch of such takedown, not to register such securities in connection with such registration.  The Company shall not be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to this Section 2(a) beyond the earlier to occur of (i) 180 calendar days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement.  Any Holder of Registrable Securities who has elected to sell Registrable Securities in an offering pursuant to this Section 2 shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering

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during the 10 trading days preceding the date on which the notice of such offering was given pursuant to this Section 2(a).

(b)          Priority in Incidental Registrations.  The Company shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have requested to include Registrable Securities in such offering to include in such offering all Registrable Securities so requested to be included on the same terms and conditions as any other shares of capital stock, if any, of the Company included in the offering.  Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good faith opinion that the total amount of securities that are intended to be included in such offering is such as to adversely affect the success of such offering (including adversely affect the per-share offering price), then the amount of securities to be offered shall be reduced to the amount recommended by such managing underwriter or underwriters in its or their good faith opinion, which will be allocated in the following order of priority: (i) first, the securities to be proposed to be sold by the Company for its own account, (ii) second, the Registrable Securities of the Investor, (iii) third, the Registrable Securities of the Holders other than the Investor that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such underwritten offering by such Holders and (iv) fourth, for the account of any other holders of Common Stock that have requested to be included in such underwritten offering as a result of registration rights or otherwise.

3.              Registration on Request.

(a)          Request by the Demand Party.  Subject to the following paragraphs of this Section 3(a), each Holder shall have the right, by delivering a written notice to the Company, to require the Company to register, at any time following the expiration of the Lock-Up Period and pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities of such Holder requested to be so registered pursuant to the terms of this Agreement (any such written notice, a “Demand Notice”, any such registration, a “Demand Registration” and any such Holder, a “Demand Party”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by such Holder is reasonably expected to result in aggregate gross cash proceeds in excess of $75,000,000 (without regard to any underwriting discount or commission); provided, further, that the Company shall not be obligated to file a registration statement relating to any registration request under this Section 3(a), (i) within the period or such shorter period as may be specified by the Company’s insider trading policy as applicable to Company employees generally (the “Quarterly Blackout Period”) commencing 14 calendar days prior to and ending two calendar days following the Company’s scheduled earnings release for any fiscal quarter or year or (ii) within a period of 90 calendar days after the effective date of any other registration statement relating to any registration request under this Section 3(a); provided, further, that nothing in this Section 3(a) or elsewhere herein shall be construed as limiting the frequency by which a Holder may effect a Shelf Underwritten Offering or Non-Underwritten Shelf Take-Down pursuant to Section 3(f).  Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Company shall use its reasonable best

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efforts to file a Registration Statement as promptly as practicable within 10 calendar days and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3 if (i) the Registration Statement relating thereto (x) does not become effective, (y) is not maintained effective for the period required pursuant to this Section 3 or (z) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, in which case, such requesting Holder of Registrable Securities shall be entitled to an additional Demand Registration in lieu thereof, (ii) more than 90% of the Registrable Securities requested by the Demand Party to be included in the registration are not so included pursuant to Section 3(b)  or (iii) in the case of a Demand Registration for an underwritten offering, the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by such Demand Party) or otherwise waived by such Demand Party; provided that the Company’s obligation to pay the registration expenses pursuant to Section 6 hereof in connection therewith shall still apply.

As promptly as practicable within two calendar days after receipt by the Company of a Demand Notice in accordance with this Section 3(a), the Company shall give written notice (the “Demand Follow-up Notice”) of such Demand Notice to all other Holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within five calendar days after such Demand Follow-up Notice is given by the Company to such Holders, provided that the Company shall not provide a Demand Follow-up Notice to any other Holder of Registrable Securities or holder of the Company’s equity securities in the case of a sale of Registrable Securities by the Investor to one or several purchasers pursuant to a Shelf Underwritten Offering by means of a bought deal, a block trade or a similar transaction that is an underwritten offering (a “Block Sale”).

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180  calendar days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(b)          Priority on Demand Registration.  If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the Holders of such securities in

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writing that in its or their good faith opinion the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other Holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the good faith opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows, unless the underwriter or underwriters require a different allocation:

(i)          first, to the Investor until all Registrable Securities requested for registration by the Investor have been included in such registration;

(ii)          second, to any Holders other than the Investor requesting such Demand Registration (whether pursuant to a Demand Notice or pursuant to incidental or piggyback registration rights) among such Holders pro rata on the basis of the percentage of Registrable Securities owned by each such Holder relative to the number of Registrable Securities owned by all such Holders;

(iii)          third, the securities for which inclusion in such Demand Registration, as the case may be, was requested by any other holders of Common Stock as a result of registration rights or otherwise; and

(iv)          fourth, the securities for which inclusion in such Demand Registration was requested by the Company.

(c)          Cancellation of a Demand Registration.  Each Demand Party and the Holders of a majority of the Registrable Securities which are to be registered in a particular offering pursuant to this Section 3 shall have the right, prior to the effectiveness of the Registration Statement, to notify the Company that it or they, as the case may be, has or have determined that such Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement.  Any Holder who has elected to sell Registrable Securities in an underwritten offering pursuant to this Section 3 (including the Demand Party of such Demand Registration) shall be permitted to withdraw from such registration by written notice to the Company if the price to the public at which the Registrable Securities are proposed to be sold will be less than 90% of the average closing price of the class of stock being sold in the offering during the 10 trading days preceding the date on which the Demand Notice of such offering was given pursuant to Section 3(a).

(d)          Postponements in Requested Registrations.   If the Company shall at any time furnish to the Holders a certificate signed by its chairman of the board, chief executive officer, or president stating that the filing of a Registration Statement or conducting a Shelf Underwritten Offering or Non-Underwritten Shelf Take-Down would, in the good faith judgment of the Board of Directors of the Company (after consultation with external legal counsel), (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar

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transaction involving the Company or any of its subsidiaries then under consideration, the Company may postpone the filing (but not the preparation) of a Registration Statement or the commencement of a Shelf Underwritten Offering, as applicable, required by this Section 3 until such circumstance is no longer continuing but not to exceed 90 days (such period, a “Postponement Period”); provided that the Company shall at all times in good faith use its commercially reasonable best efforts to cause any Registration Statement required by this Section 3 to be filed as soon as possible or any Shelf Underwritten Offering to be conducted as soon as possible, as applicable; provided, further, that the Company shall not be permitted to commence a Postponement Period pursuant to this Section 3(d) more than once in any 180‑day period.  The Company shall promptly give the Holders requesting registration thereof or that delivered a Take-Down Notice, as applicable, pursuant to this Section 3 written notice of any postponement made in accordance with the preceding sentence.

(e)          Shelf Registration Statement.

(i)          No later than the expiration of the Lock-Up Period, the Company shall file with the SEC a shelf Registration Statement (on Form S-3 to the extent permissible) (a “Shelf Registration Statement”) covering the resale of all Registrable Securities, and shall use reasonable best efforts to cause such registration statement to become effective no later than the expiration of the Lock-Up Period.  Upon filing the Shelf Registration Statement, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement effective with the SEC at all times and to re-file such Shelf Registration Statement upon its expiration, and subject to Sections 3(f) and (g), to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing the Prospectus related to such Shelf Registration Statement as may be reasonably requested by the Holders of Registrable Securities or as otherwise required, until such time as all Registrable Securities that could be sold in such Shelf Registration Statement have been sold or are no longer outstanding.

(ii)          If the Company is a well-known seasoned issuer (as defined in Rule 405) (a “WKSI”) at a time when it is obligated to file a Shelf Registration Statement pursuant to this Agreement, the Company shall file an automatic shelf registration statement (as defined in Rule 405 of the Securities Act) on Form S-3 (an “Automatic Shelf Registration Statement”) in accordance with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, that covers the Registrable Securities. The Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an Automatic Shelf Registration Statement at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis. If at any time following the filing of an Automatic Shelf Registration Statement when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to post-effectively amend the Automatic Shelf Registration Statement to a Shelf Registration Statement that is not automatically effective or file a new Shelf Registration Statement.

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(iii)          To the extent that the Company becomes ineligible to use Form S-3, the Company shall file a “shelf” registration statement on Form S-1 registering the Registrable Securities for resale not later than 45 calendar days after the date of such ineligibility and use its reasonable best efforts to have such registration statement declared effective as promptly as practicable.

(f)          Shelf-Take Downs.  At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 2 or Section 3 is effective, the Investor may, deliver a written notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering (a “Shelf Underwritten Offering”) or other non-underwritten sale (a “Non-Underwritten Shelf Take-Down”) of all or part of its Registrable Securities included by it on the Shelf Registration Statement, then, the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other holders pursuant to Section 3(b)) or Non-Underwritten Shelf Take-Down; provided, however that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch a Shelf Underwritten Offering the anticipated gross cash proceeds of which shall be less than $75,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than three Shelf Underwritten Offerings at the request of the Holders within any 365-day period or (iii) launch a Shelf Underwritten Offering within the Quarterly Blackout Period.   The Investor shall be entitled to deliver an unlimited number of Take-Down Notices to effect a Non-Underwritten Shelf Take-Down with respect to the Registrable Securities held by the Investor in addition to the other registration rights provided in Section 2 and this Section 3.  In connection with any Shelf Underwritten Offering:

(i)          the Company shall also as promptly as practicable within two business days deliver the Take-Down Notice to all other Holders with Registrable Securities included on such Shelf Registration Statement and permit each Holder to include its Registrable Securities included on the Shelf Registration Statement in the Shelf Underwritten Offering if such Holder notifies the Company (who shall notify the Investor) within two business days after delivery of the Take-Down Notice to such Holder, provided that the Company shall not provide a Take-Down Notice to any other Holder of Registrable Securities or holder of the Company’s equity securities in the case of a Block Sale by the Investor; and

(ii)          in the event that the underwriter advises the Company (who shall notify the Investor) in its good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including an adverse effect on the per -share offering price), the underwriter may limit the number of shares which would otherwise be included in such Shelf Underwritten Offering in the same manner as described in Section 3(b) with respect to a limitation of shares to be included in a registration.

(g)          Selection of Underwriters.  If a requested registration pursuant to this Section 3 involves an underwritten offering, the investment banker(s) and manager(s) and lead

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investment banker(s) and manager(s) to administer the offering shall be chosen by the Demand Party, provided that if a Holder other than the Investor is the Demand Party, the investment banker(s) and manager(s) and lead investment banker(s) and manager(s) to administer the offering shall be chosen by the Investor, provided; further, that if a Holder other than the Demand Party will sell at least 50% of the Registrable Securities proposed to be sold in such offering and the Investor is not participating in such offering, the investment banker(s) and manager(s) and lead investment banker(s) and manager(s) shall be chosen by such other Holder (such other Holder, if any, the “Lead Holder”), in each case subject to the approval of the Company (not to be unreasonably delayed or withheld).  If the offering is underwritten, the right of any Holder to registration pursuant to this Section 3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by the Demand Party), and each such Holder will (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)); provided that (x) no Holder shall be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration and (y) if any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw prior to launching the applicable underwritten offering by written notice to the Company, the managing underwriter or underwriters and, in connection with an underwritten registration pursuant to this Section 3, the Demand Party.

4.              Registration Procedures.  If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 and Section 3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)          prepare and file, in each case as promptly as practicable, with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, make all required filings with FINRA and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any free writing prospectuses under Rule 433 under the Securities Act (each a “Free Writing Prospectus”) and including such documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable

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opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors.  The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including any Free Writing Prospectuses and including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the Demand Party, the Holders of a majority of the Registrable Securities covered by such Registration Statement, or their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(b)          subject to Section 3(e), prepare and file with the SEC such amendments, post-effective amendments and supplements to each Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or  any similar provisions then in force) under the Securities Act, in each case, until such time as all of such securities have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)          notify each selling Holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment or any Free Writing Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(n) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement, related Prospectus, Free Writing Prospectus, amendment or supplement thereto or any document incorporated or deemed to be incorporated therein

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by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)          use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(e)          if requested by the managing underwriters, if any, the Demand Party with respect to the offering or the Holders of a majority of the then issued and outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Demand Party or Holders, as the case may be, may reasonably request in order to permit the intended method of distribution of such Registrable Securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 4(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(f)          deliver to each selling Holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment, supplement or post-effective amendment thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(g)          prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom)

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effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction in accordance with the intended method or methods of disposition thereof; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so required to qualify but for this paragraph (g) or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(h)          cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request;

(i)          use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary in light of the business or operations of the Company to enable the seller or sellers thereof or the managing underwriters, if any, to consummate the disposition of such Registrable Securities, in accordance with the intended method or methods thereof, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended method or methods thereof;

(j)          upon the occurrence of any event contemplated by Section 4(c)(vi) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(k)          prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

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(l)          provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement (and in connection therewith, if reasonably required by the Company’s transfer agent, the Company will cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to such transfer agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any legend upon sale by the Holder or the underwriter or managing underwriter of an underwritten offering of Registrable Securities, if any, of such Registrable Securities under the Registration Statement);

(m)          use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be listed on the NYSE or other national securities exchange on which the Common Stock is then listed, prior to the effectiveness of such Registration Statement (or, if no Common Stock issued by the Company is then listed on any securities exchange, use its reasonable best efforts to cause such Registrable Securities to be so listed on the NYSE or NASDAQ, as determined by the Company);

(n)          enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Demand Party or the Holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling Holders and the underwriters, if any, opinions of outside counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the

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type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders and (v) deliver such documents and certificates as may be reasonably requested by the Demand Party, the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, its or their counsel or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 4(n)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(o)          make available for inspection by a representative of the selling Holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person.  In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.  Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;

(p)          cause its officers, including its executive officers, to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows” and other customary marketing activities) taking into account the Company’s business needs;

(q)          cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(r)          otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve

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months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(s)          cooperate with the Holders of Registrable Securities subject to the Registration Statement and with the underwriter(s) or agent participating in the distribution, if any, to facilitate any Charitable Gifting Event and to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to permit any such recipient Charitable Organization to sell in the underwritten offering if it so elects.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the Prospectus or any Free Writing Prospectus used in connection therewith, that refers to any Holder of Registrable Securities covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders of Registrable Securities, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that such Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

Notwithstanding any provision hereof to the contrary, to the extent that any pro rata or other allocation or reduction of Registrable Securities is required pursuant to Sections 2(b), 3(b), 3(g)(ii) or any other section herein, (i) all Registrable Securities transferred by a Holder of Registrable Securities to a Charitable Organization in connection with an underwritten offering for which such pro rata or other allocation is required shall be included in the number of Registrable Securities deemed to be held by each Holder of Registrable Securities (or deemed to be included in such Holder’s request for inclusion of Registrable Securities) for purposes of calculating such Holder’s pro rata allocation or reduction in such underwritten offering and (ii) the number of Registrable Securities that a Holder is otherwise entitled to include in such

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underwritten offering shall be reduced by the number of Registrable Securities transferred by such Holder to a Charitable Organization in connection with such underwritten offering.

Each Holder of Registrable Securities agrees if such Holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the Holder is required to discontinue disposition of such securities.

5.              Indemnification.

(a)          Indemnification by the Company.  The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (each such person being referred to herein as a “Covered Person”), from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like or Free Writing Prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder applicable to the Company and (without limitation of the preceding portions of this Section 5(a)) will reimburse each such Covered Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss, provided that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Covered Person related to such Covered Person or its Affiliates (other than the Company or any of its subsidiaries, but only to the extent, that such untrue

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statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, Free Writing Prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or other document in reliance upon and in conformity with written information furnished to the Company by such Covered Person with respect to such Covered Person for use therein.  It is agreed that the indemnity agreement contained in this Section 5(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably delayed or withheld), provided that notwithstanding the foregoing, the indemnity agreement contained in this Section 5(a) shall apply to amounts paid in settlement of any Loss or action even if such settlement is effected without the consent of the Company if the Company does not timely reply to a request for its consent.

(b)          Indemnification by Holder of Registrable Securities.  The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with Section 4 hereof, that the Company shall have received an undertaking reasonably satisfactory to it from the participating Holder of such Registrable Securities to indemnify, to the fullest extent permitted by law, severally and not jointly with any other Holders of Registrable Securities, the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will (without limitation of the portions of this Section 5(b)) reimburse the Company, such directors, officers and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, Free Writing Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder with respect to such Holder for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such Holder of Registrable Securities shall be individual, not joint and several, for each Holder of Registrable Securities and shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such Registration Statement, Prospectus, offering circular or other document containing such untrue statement (or alleged untrue statement) or omission (or alleged omission)  (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities).

(c)          Conduct of Indemnification Proceedings.  If any Person shall be entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to

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so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure.  The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:  (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; in which case the Indemnified Party shall have the right to employ counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable.  Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably delayed or withheld).  Without the prior written consent of the Indemnified Party, the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the Indemnified Party or adversely affects such Indemnified Party other than as a result of financial obligations for which such Indemnified Party would be entitled to indemnification hereunder.

(d)          Contribution.  If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative

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intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 5(d), an Indemnifying Party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  No selling Holder shall be liable for contribution under this Section 5(d), except under such circumstances as such selling Holder would have been liable for indemnification under this Section 5 if such indemnification were enforceable under applicable law.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten offering are more favorable to the Holders than the foregoing provisions, the provisions in the underwriting agreement shall control.

(e)          Deemed Underwriter.  To the extent that any of the Holders of Registrable Securities is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 5 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(f)          Other Indemnification.  Indemnification similar to that specified in the preceding provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(g)          Non-Exclusivity.  The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

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6.              Registration Expenses.  All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the SEC, NYSE, FINRA or the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 4(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, the Demand Party or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 4(o) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company and (vii) fees and disbursements of one counsel for the Holders of Registrable Securities whose shares are included in a Registration Statement (which counsel shall be selected as set forth in Section 8)) shall be borne by the Company whether or not any Registration Statement is filed or becomes effective.  In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on the NYSE or such other national securities exchange on which the Common Stock is listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

The Company shall not be required to pay (i) fees and disbursements of any counsel retained by any Holder of Registrable Securities or by any underwriter (except as set forth in this Section 6 and in Section 8 or pursuant to the underwriting agreement entered into in connection with such offering), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Company), or (iii) any other expenses of the Holders of Registrable Securities not specifically required to be paid by the Company pursuant to the first paragraph of this Section 6.

7.              Rule 144.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Demand Party, make publicly available such information so long as necessary to permit sales of Registrable Securities pursuant to Rule 144), and it will take such further action as any Holder of Registrable Securities (or, if the Company is not required to file reports as provided above, any Demand Party) may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the

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Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specific requirements with which it did not so comply.  Notwithstanding anything contained in this Section 7, the Company may deregister under Section 12 of the Exchange Act if it then is permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

8.              Selection of Counsel.  In connection with any registration of Registrable Securities pursuant to Section 2 or 3 hereof, if the Investor is participating in such registration pursuant to Section 2 or 3 hereof, the Investor may select one counsel to represent it and all other Holders participating in such registration, and if the Investor is not participating in such registration pursuant to Section 2 or 3 hereof, the Holders other than the Investor of a majority of the Registrable Securities covered by any such registration may select one counsel to represent such other Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, the Holders shall be entitled to select one additional counsel at the Company’s expense to represent all Holders.

9.              Miscellaneous.

(a)          Holdback Agreement.  In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any underwritten offering of the Company’s securities with respect to which the Company has complied with its obligations under Section 2 or Section 3 of this Agreement, as applicable (whether or not such Holder is participating in such offering) upon the request of the underwriters managing any such underwritten offering, not to effect (other than pursuant to such offering) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, in each case without the prior written consent of such underwriters and subject to customary exceptions, during the Holdback Period; provided that nothing herein will prevent (i) any Holder that is a partnership or corporation from making a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, (ii) any pledge of Registrable Securities by a Holder in connection with a Permitted Loan (as defined in the Investment Agreement) or (iii) any foreclosure in connection with a Permitted Loan (as defined in the Investment Agreement) or transfer in lieu of a foreclosure thereunder, in each case that is otherwise in compliance with applicable securities laws.  Notwithstanding the foregoing, any discretionary waiver or termination of this holdback provision by such underwriters with respect to any of the Holders shall apply to the other Holders as well, pro rata based upon the number of shares subject to such obligations.

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten public offering, if requested by the managing underwriter or underwriters, the Company will not effect any public sale or distribution of any common equity (or securities

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convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S‑4, Form S‑8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, during the Holdback Period.

(b)          Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of each of the Company and the Holders of a majority of the Registrable Securities; provided, however, that (x) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would subject a Stockholder to adverse differential treatment relative to the other Stockholders shall require the agreement of the differentially treated Stockholder and (y) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would be adverse to a right specifically granted to a specific Stockholder herein (but not to other Stockholders) shall require the agreement of that Stockholder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(c)          Successors, Assigns and Transferees.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The provisions of this Agreement which are for the benefit of the parties hereto other than the Company may be transferred or assigned to any Person in connection with a Transfer (as defined in the Investment Agreement) of Series A Preferred Stock or Common Stock issued upon conversion of the Series A Preferred Stock to such Person in a Transfer permitted by Section 5.08(b)(i) of the Investment Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.  Except as provided in Section 5 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, or in respect of this Agreement or any provision herein contained.

(d)          Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

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If to the Company, to:

US Foods, Inc. 9399 W. Higgins Road, Suite 100 Rosemont, IL 60018 Attention: General Counsel Email: [Redacted]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019
Attention:	Robert I. Townsend, Esq. O. Keith Hallam, III, Esq. Jenny Hochenberg, Esq.
Email:	[Redacted] [Redacted] [Redacted]

if to the Stockholders or the Investor, to the Investor, to:

KKR Fresh Aggregator L.P. c/o Kohlberg Kravis Roberts & Co. L.P. 2800 Sand Hill Road, Suite 200 Menlo Park, California 94025
Attention:	Nate Taylor
Email:	[Redacted]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attention:	Marni J. Lerner, Esq.
Email:	[Redacted]

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

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(e)          Descriptive Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

(f)          Severability.  If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

(g)          Counterparts.  This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

(h)          Governing Law; Submission to Jurisdiction.  This Agreement and all legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) (whether at law, in equity, in contract, in tort or otherwise) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action.  The consents to jurisdiction and venue set forth in this Section 9(h) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto.  Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9(d) of this Agreement.  The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(i)          Specific Performance.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that

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in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.

(j)          Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(k)          Termination.  The provisions of this Agreement (other than Section 5 and Section 6) shall terminate upon the earliest to occur of (i) its termination by the written agreement of all parties hereto or their respective successors in interest, (ii) the date on which all shares of Common Stock have ceased to be Registrable Securities and (iii) the dissolution, liquidation or winding up of the Company.  Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(l)          No Inconsistent Agreements; Most Favored Nations.  The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.  In the event that the Company desires to enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, giving or granting any registration (or related) rights the terms of which are more favorable than or senior to the registration or other rights granted to the Holders of Registrable Securities hereunder, then (i) the Company shall provide prior written notice thereof to the Holders of Registrable Securities and (ii) upon execution by the Company of such other agreement, the terms and conditions of this Agreement shall be, without any further action by the Holders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other agreement, provided that upon written notice to the Company at any time, any Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such Holder.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

US FOODS HOLDING CORP.

By:	/s/
Name: [●]
Title: [●]

[Signature Page to Registration Rights Agreement]

KKR FRESH AGGREGATOR L.P.

By:	/s/
Name: [●]
Title: [●]

[Signature Page to Registration Rights Agreement]